Exhibit 10.6

SECOND AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF
BEARD ENERGY TRANSITION ACQUISITION HOLDINGS LLC
DATED AS OF NOVEMBER 23, 2021

THE LIMITED LIABILITY COMPANY INTERESTS IN BEARD ENERGY TRANSITION ACQUISITION HOLDINGS LLC HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, THE SECURITIES LAWS OF ANY STATE, OR ANY OTHER APPLICABLE SECURITIES LAWS, AND HAVE BEEN OR ARE BEING ISSUED IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. SUCH INTERESTS MUST BE ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE OFFERED FOR SALE, PLEDGED, HYPOTHECATED, SOLD, ASSIGNED OR TRANSFERRED AT ANY TIME EXCEPT IN COMPLIANCE WITH (I) THE SECURITIES ACT, ANY APPLICABLE SECURITIES LAWS OF ANY STATE AND ANY OTHER APPLICABLE SECURITIES LAWS; (II) THE TERMS AND CONDITIONS OF THIS SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT; AND (III) ANY OTHER TERMS AND CONDITIONS AGREED TO IN WRITING BETWEEN THE MANAGING MEMBER AND THE APPLICABLE MEMBER. THE LIMITED LIABILITY COMPANY INTERESTS MAY NOT BE TRANSFERRED OF RECORD EXCEPT IN COMPLIANCE WITH SUCH LAWS, THIS SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT AND ANY OTHER TERMS AND CONDITIONS AGREED TO IN WRITING BY THE MANAGING MEMBER AND THE APPLICABLE MEMBER. THEREFORE, PURCHASERS AND OTHER TRANSFEREES OF SUCH LIMITED LIABILITY COMPANY INTERESTS WILL BE REQUIRED TO BEAR THE RISK OF THEIR INVESTMENT OR ACQUISITION FOR AN INDEFINITE PERIOD OF TIME.

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SECOND AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF
BEARD ENERGY TRANSITION ACQUISITION HOLDINGS LLC

This Second Amended and Restated Limited Liability Company Agreement (as amended, supplemented or restated from time to time, this “Agreement”) is entered into as of November 23, 2021, by and among Beard Energy Transition Acquisition Holdings LLC, a Delaware limited liability company (the “Company”), Beard Energy Transition Acquisition Corp., a Delaware corporation (“PubCo”), Beard Energy Transition Acquisition Sponsor LLC, a Delaware limited liability company (“Beard Sponsor”), and each other Person who is or at any time becomes a Member in accordance with the terms of this Agreement and the Act. Capitalized terms used herein and not otherwise defined have the respective meanings set forth in Section 1.1.

RECITALS

WHEREAS, immediately prior to the adoption of this Agreement, the Company was governed by the Amended and Restated Limited Liability Company Agreement, dated as of March 2, 2021 (the “Existing LLC Agreement”);

WHEREAS, on February 9, 2021 Gregory A. Beard purchased 1,250 Class A Units (and a corresponding number of Class V Shares) and 1,250 Class A Shares (collectively, the “Sponsor Shares”), and PubCo purchased 1,250 Class A Units;

WHEREAS, on February 10, 2021 Beard Sponsor acquired 7,187,500 Class B Units and a corresponding number of Class V Shares;

WHEREAS, subject to that certain letter agreement by and between the Company, PubCo and Beard Sponsor, Beard Sponsor (a) surrendered (i) 1,437,500 Class V Shares and (ii) 1,437,500 Class B Units and (b) agreed that up to 750,000 Class B Units and a corresponding number of Class V Shares are subject to forfeiture by Beard Sponsor to the extent that the underwriters of the initial underwritten public offering of PubCo Units (the “IPO”) do not fully exercise their over-allotment option (the “Over-Allotment Option”);

WHEREAS, it is contemplated that PubCo will, subject to the approval of its board of directors, issue up to 20,000,000 PubCo Units, comprised of an aggregate of 20,000,000 Class A Shares and 10,000,000 PubCo Public Warrants, to the public for cash in the initial underwritten public offering of PubCo Units (the “IPO”), or in the event the Over-Allotment Option is exercised in full, 23,000,000 Class A Shares and 11,500,000 PubCo Public Warrants;

WHEREAS, if the IPO is consummated, PubCo will contribute all of the net proceeds received by it from the IPO to the Company in exchange for a number of Class A Units and Company Warrants equal to the number of Class A Shares and PubCo Public Warrants, respectively, comprising the PubCo Units issued in the IPO;

WHEREAS, in connection with the IPO, it is contemplated that Beard Sponsor will purchase from PubCo an aggregate of 11,025,000 PubCo Private Warrants, or in the event the Over-Allotment Option is exercised in full, 12,225,000 PubCo Private Warrants, and if such purchase is consummated, PubCo will contribute all of the net proceeds received by it in such purchase to the Company in exchange for a number of Company Warrants equal to the number of PubCo Private Warrants sold to Beard Sponsor;

WHEREAS, each Class A Unit (other than any Class A Unit held by the PubCo Holdings Group) may be redeemed, at the election of the holder of such Class A Unit (together with the surrender and delivery by such holder of one Class V Share), for one Class A Share or, at the Company’s election under certain circumstances, cash in accordance with the terms and conditions of this Agreement;

WHEREAS, the Members of the Company desire that PubCo continue as the sole managing member of the Company (in its capacity as managing member, the “Managing Member”);

WHEREAS, the Members and the Company desire to amend and restate the Existing LLC Agreement and adopt this Agreement; and

WHEREAS, this Agreement shall supersede the Existing LLC Agreement in its entirety as of the date hereof.

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Existing LLC Agreement is hereby amended and restated in its entirety and the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1Definitions. As used in this Agreement and the Schedules and Exhibits attached to this Agreement, the following definitions shall apply:

“Act” means the Delaware Limited Liability Company Act, 6 Del. C. § 18-101, et seq., as amended from time to time (or any corresponding provisions of succeeding law).

“Action” means any claim, action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Entity.

“Adjusted Basis” has the meaning given such term in Section 1011 of the Code.

“Adjusted Capital Account” means, with respect to any Member, (a) the Capital Account balance of such Member, plus (b) such Member’s share of Member Minimum Gain or Company Minimum Gain.

“Adjusted Capital Account Deficit” means, with respect to any Member, the deficit balance, if any, in such Member’s Adjusted Capital Account at the end of any Fiscal Year or other taxable period, after (a) crediting such Member’s Adjusted Capital Account for any amount such Member is obligated to restore under Treasury Regulations Section 1.704-1(b)(2)(ii)(c) and (b)

reduction to reflect the items described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6). This definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

“Adjusted Conversion Ratio” means that ratio having:

(a)a numerator equal to the sum of (i) a number of units equal to 25% of the number of all Class A Shares issued or deemed issued in connection with the closing of the Initial Business Combination (or issuable upon the conversion or exercise of any Equity-Linked Securities issued or deemed issued in connection with the closing of the Initial Business Combination), but excluding (x) any such Class A Shares or Equity-Linked Securities to the extent that the holders of Class B Units have waived their rights pursuant to Section 4.2(b)(ii) with respect to such Class A Shares or Equity-Linked Securities, (y) any Class A Shares or Equity-Linked Securities issued or issuable to any seller in the Initial Business Combination and (z) any Sponsor Shares, plus (ii) the number of Founder Units issued and outstanding immediately prior to the closing of the Initial Business Combination; and

(b)a denominator equal to the number of Founder Units issued and outstanding immediately prior to the closing of the Initial Business Combination.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by or is under common control with such Person. For these purposes, “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; provided that, for purposes of this Agreement, (a) no Member shall be deemed an Affiliate of the Company or any of its Subsidiaries and (b) none of the Company or any of its Subsidiaries shall be deemed an Affiliate of any Member.

“Agreement” is defined in the preamble to this Agreement.

“beneficially own” and “beneficial owner” shall be as defined in Rule 13d-3 of the rules promulgated under the Exchange Act.

“Block Redemption Date” is defined in Section 4.7(b)(ii).

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to be closed.

“Business Opportunities Exempt Party” is defined in Section 8.4.

“Call Right” is defined in Section 4.7(f).

“Capital Account” means, with respect to any Member, the Capital Account maintained for such Member in accordance with Section 4.5.

“Capital Contribution” means, with respect to any Member, the amount of cash and the initial Gross Asset Value of any property (other than cash) contributed to the Company by such Member. Any reference to the Capital Contribution of a Member will include any Capital Contributions made by a predecessor holder of such Member’s Units to the extent that such Capital Contribution was made in respect of Units Transferred to such Member.

“Cash Election” means an election by the Company to redeem Class A Units for cash pursuant to Section 4.7(e)(ii) or an election by PubCo (or such designated member(s) of the PubCo Holdings Group) to purchase Class A Units for cash pursuant to an exercise of its Call Right set forth in Section 4.7(f).

“Cash Election Amount” means with respect to a particular Redemption of Class A Shares, for which a Cash Election has been made, (a) if the Cash Election is made in respect of a Redemption Notice issued by a Redeeming Holder in connection with a Registered Offering of Class A shares, an amount of cash equal to the product of (i) the number of Class A Shares that would have been received in such Redemption if a Cash Election had not been made and (ii) the price per Class A Share sold to the public in such Registered Offering (reduced by the amount of any Discount associated with such Class A Share); (b) other than in the case of clause (a), if the Class A Shares trade on a securities exchange or automated or electronic quotation system, an amount of cash equal to the product of (i) the number of Class A Shares that would have been received in such Redemption if a Cash Election had not been made and (ii) the average of the volume-weighted closing price for a Class A Share on the principal U.S. securities exchange or automated or electronic quotation system on which the Class A Shares trade, as reported by Bloomberg, L.P., or its successor, for each of the 10 consecutive full Trading Days ending on and including the last full Trading Day immediately prior to the Redemption Notice Date, subject to appropriate and equitable adjustment for any stock splits, reverse splits, stock dividends or similar events affecting the Class A Shares; and (c) if the Class A Shares no longer trade on a securities exchange or automated or electronic quotation system, an amount of cash equal to the product of (i) the number of Class A Shares that would have been received in such Redemption if a Cash Election had not been made and (ii) the Fair Market Value of one Class A Share.

“Chief Executive Officer” means the person appointed as the Chief Executive Officer of the Company by the Managing Member pursuant to Section 7.2(a).

“Class A Capital Account” means, with respect to any Member holding Class A Units, (a) the total number of Class A Units held by such Member, multiplied by (b) the Class A Per Unit Balance.

“Class A Per Unit Balance” means, as of any relevant date, the quotient of (a) PubCo’s Adjusted Capital Account balance, to the extent attributable to PubCo’s ownership of Class A Units and computed on a hypothetical basis after all allocations have been tentatively made pursuant to Section 5.1 and Section 5.2, based on an interim closing of the books pursuant to Section 706 of the Code as of such date, divided by (b) the total number of Class A Units held by PubCo on such date.

“Class A Shares” means, as applicable, (a) the Class A Common Stock of PubCo, par value $0.0001 per share, or (b) following any consolidation, merger, reclassification or other similar event involving PubCo, any shares or other securities of PubCo or any other Person or cash or other property that become payable in consideration for the Class A Shares or into which the Class A Shares are exchanged or converted as a result of such consolidation, merger, reclassification, recapitalization, reorganization or other similar event.

“Class A Units” means the Class A Units of the Company issued hereunder and shall also include any Equity Security of the Company issued in respect of or in exchange for Class A Units, whether by way of dividend or other distribution, split, consolidation, merger, reclassification, recapitalization, reorganization, conversion or similar event.

“Class B Automatic Conversion Date” means (a) the closing date of an Initial Business Combination, (b) any date after the closing of an Initial Business Combination on which there is a Redemption, primary offering of PubCo Equity Securities, exercise of Company Warrants, or other issuance or redemption of Units and (c) any other date which is otherwise designated as such by the Managing Member.

“Class B Capital Account” means, as of any relevant date, with respect to any Member holding Class B Units, (a) such Member’s Adjusted Capital Account minus (b) such Member’s Class A Capital Account (if any), in each case, computed on a hypothetical basis after all allocations have been tentatively made pursuant to Section 5.1 and Section 5.2, based on an interim closing of the books pursuant to Section 706 of the Code as of such date.

“Class B Conversion Date” means any Class B Automatic Conversion Date and any other date on which Class B Units are converted into Class A Units in accordance with Section 4.2(c).

“Class B Conversion Right” is defined in Section 4.2(c)(ii).

“Class B Fungibility Target Balance” means, as of any relevant date, with respect to any Member holding Class B Units, the product of (a) the Class A Per Unit Balance, multiplied by (b) the number of Class B Units held by such Member; provided that, in the event Class B Units will be converted pursuant to Section 4.2(c) using the Adjusted Conversion Ratio, the Class B Fungibility Target Balance shall be determined by further multiplying the foregoing amount by the Adjusted Conversion Ratio.

“Class B Units” means the Class B Units of the Company issued hereunder and shall also include any Equity Security of the Company issued in respect of or in exchange for Class B Units, whether by way of dividend or other distribution, split, consolidation, merger, reclassification, recapitalization, reorganization, conversion or similar event.

“Class V Shares” means, as applicable, (a) the Class V common stock of PubCo, par value $0.0001 per share, or (b) following any consolidation, merger, reclassification or other similar event involving PubCo, any shares or other securities of PubCo or any other Person or cash or other property that become payable in consideration for the Class V Shares or into which the Class V Shares are exchanged or converted as a result of such consolidation, merger, reclassification, recapitalization, reorganization or other similar event.

“Code” means the United States Internal Revenue Code of 1986, as amended from time to time (or any corresponding provisions of succeeding law).

“Commission” means the U.S. Securities and Exchange Commission, including any governmental body or agency succeeding to the functions thereof.

“Company” is defined in the preamble to this Agreement.

“Company Level Taxes” means any federal, state or local taxes, additions to tax, penalties and interest payable by the Company or any of its Subsidiaries as a result of any examination of the Company’s or any of its Subsidiaries’ affairs by any federal, state or local tax authorities, including resulting administrative and judicial proceedings under the Partnership Tax Audit Rules.

“Company Minimum Gain” has the meaning of “partnership minimum gain” set forth in Treasury Regulations Sections 1.704-2(b)(2) and 1.704-2(d). It is further understood that Company Minimum Gain shall be determined in a manner consistent with the rules of Treasury Regulations Section 1.704-2(b)(2), including the requirement that if the adjusted Gross Asset Value of property subject to one or more Nonrecourse Liabilities differs from its adjusted tax basis, Company Minimum Gain shall be determined with reference to such Gross Asset Value.

“Company Representative” has the meaning assigned to the term “partnership representative” in Section 6223 of the Code and any Treasury Regulations or other administrative or judicial pronouncements promulgated thereunder (including, in each case, any similar capacity or role under relevant state or local law), and shall include, except where context otherwise requires, any Designated Individual.

“Company Warrants” means the warrants issued by the Company to PubCo and exercisable for Class A Units.

“Contract” means any written agreement, contract, lease, sublease, license, sublicense, obligation, promise or undertaking.

“control” (including the terms “controlled by” and “under common control with”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly or as trustee, personal representative or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee, personal representative or executor, by contract or otherwise.

“Covered Audit Adjustment” means an adjustment to any partnership-related item (within the meaning of Section 6241(2)(B) of the Code) to the extent such adjustment results in an “imputed underpayment” as described in Section 6225(b) of the Code or any analogous provision of state or local Law.

“Covered Person” is defined in Section 7.4.

“Debt Securities” means, with respect to PubCo, any and all debt instruments or debt securities that are not Equity Securities of PubCo.

“Depreciation” means, for each Fiscal Year or other taxable period, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such Fiscal Year or other taxable period, except that (a) with respect to any such property the

Gross Asset Value of which differs from its Adjusted Basis for U.S. federal income tax purposes and which difference is being eliminated by use of the “remedial method” pursuant to Treasury Regulations Section 1.704-3(d), Depreciation for such Fiscal Year or other taxable period shall be the amount of book basis recovered for such Fiscal Year or other taxable period under the rules prescribed by Treasury Regulations Section 1.704-3(d)(2), and (b) with respect to any other such property the Gross Asset Value of which differs from its Adjusted Basis for U.S. federal income tax purposes at the beginning of such Fiscal Year or other taxable period, Depreciation shall be an amount that bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction for such Fiscal Year or other taxable period bears to such beginning Adjusted Basis; provided, however, that if the Adjusted Basis for U.S. federal income tax purposes of an asset at the beginning of such Fiscal Year or other taxable period is zero, Depreciation with respect to such asset shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Managing Member.

“Designated Holder” means any holder of Units (a) that has elected to be treated as a Designated Holder by providing written notice to the Company not less than 10 Business Days prior to the relevant date on which an automatic redemption occurs pursuant to Section 4.7(i) or (b) that the Company has reason to know is not (or is a disregarded subsidiary of a Person that is not) a “United States person” or a partnership for U.S. federal income tax purposes.

“Designated Holder Redemption” is defined in Section 4.7(i).

“Designated Holder Redemption Date” is defined in Section 4.7(i).

“Designated Holder Redemption Notice” is defined in Section 4.7(i).

“Designated Individual” means an individual meeting the requirements of proposed Treasury Regulations Sections 301.6223-1(b)(2) and (4) that is appointed as the sole individual through whom the Company Representative will act for purposes of subchapter C of chapter 63 of the Code, as provided in proposed Treasury Regulations Section 301.6223-1(b)(3). References in the preceding sentence to proposed Treasury Regulations shall include any similar final Treasury Regulations.

“DGCL” means the General Corporation Law of the State of Delaware, as amended from time to time (or any corresponding provisions of succeeding law).

“Discount” is defined in Section 4.7(e)(ii).

“Effective Time” means the time of the initial closing of the IPO.

“Equalization Date” means the date on which all outstanding Class B Units have been converted into Class A Units pursuant to Section 4.2(c) or Section 4.7(i).

“Equity Securities” means (a) with respect to a partnership, limited liability company or similar Person, any and all units, interests, rights to purchase, warrants, options or other equivalents of, or other ownership interests in, any such Person as well as Indebtedness or equity instruments convertible, exchangeable or exercisable into any such units, interests, rights or other ownership interests and (b) with respect to a corporation, any and all shares, interests, participation or other equivalents (however designated) of corporate stock, including all common stock and preferred stock, or warrants, options or other rights to acquire any of the foregoing, including any debt instrument convertible or exchangeable into any of the foregoing.

“Equity-Linked Securities” means any Equity Securities of PubCo, the Company or any of their Subsidiaries, but excluding: (a) any Equity Securities of the Company held by PubCo and (b) any Founder Units or Class A Shares issued upon the Redemption of any Founder Units.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Excess Tax Amount” is defined in Section 10.5(c).

“Exchange Act” means the Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder, as the same may be amended from time to time (or any corresponding provisions of succeeding law).

“Existing LLC Agreement” is defined in the recitals to this Agreement.

“Fair Market Value” means the fair market value of any property as determined in Good Faith by the Managing Member after taking into account such factors as the Managing Member shall deem appropriate.

“Federal Bankruptcy Code” means Title 11 of the United States Code, as amended from time to time, and all rules and regulations promulgated thereunder.

“Fiscal Year” means the fiscal year of the Company, which shall end on December 31 of each calendar year unless, for U.S. federal income tax purposes, another fiscal year is required. The Company shall have the same fiscal year for U.S. federal income tax purposes and for accounting purposes.

“Founder Units” means (a) any Class B Units and any Class A Units issued upon conversion of a Class B Unit pursuant to Section 4.2(c) or Section 4.7(i) and (b) any Class A Units held by the PubCo Holdings Group as a result of a Designated Holder Redemption of any such Units described in clause (a).

“Fungible Class B Units” of any Member holding Class B Units, as of any relevant date, means a number of such Class B Units equal to the quotient, rounded down to the nearest whole unit, of (a) such Member’s Class B Capital Account, divided by (b) the Class A Per Unit Balance; provided that, solely in the case of a conversion pursuant to Section 4.2(c) using the Adjusted Conversion Ratio, the number of Fungible Class B Units for purposes of such conversion shall be determined by further dividing the foregoing amount by the Adjusted Conversion Ratio; provided further that, for the avoidance of doubt, the number of Fungible Class B Units shall never exceed the total number of Class B Units held by such Member.

“GAAP” means U.S. generally accepted accounting principles, in effect from time to time.

“Good Faith” means a Person having acted in good faith and in a manner such Person reasonably believed to be in or not opposed to the best interests of the Company and the PubCo

Holdings Group and, with respect to a criminal proceeding, having had no reasonable cause to believe such Person’s conduct was unlawful.

“Governmental Entity” means any federal, national, supranational, state, provincial, local, foreign or other government, governmental, stock exchange, regulatory or administrative authority, agency or commission or any court, tribunal or judicial or arbitral body.

“Gross Asset Value” means, with respect to any asset, the asset’s Adjusted Basis for U.S. federal income tax purposes, except as follows:

(a)the initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross Fair Market Value of such asset as of the date of such contribution;

(b)the Gross Asset Values of all Company assets shall be adjusted to equal their respective gross Fair Market Values as of the following times: (i) the acquisition of an interest (or additional interest) in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution to the Company or in exchange for the performance of more than a de minimis amount of services to or for the benefit of the Company; (ii) the distribution by the Company to a Member of more than a de minimis amount of Company assets as consideration for an interest in the Company; (iii) the liquidation of the Company within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g)(1), (iv) the acquisition of an interest in the Company by any new or existing Member upon the exercise of a Company Warrant or other noncompensatory option in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(s) or in connection with a Redemption; (v) the conversion of Class B Units into Class A Units pursuant to Section 4.2(c) on the applicable Class B Conversion Date; or (vi) any other event to the extent determined by the Managing Member to be permitted and necessary or appropriate to properly reflect Gross Asset Values in accordance with the standards set forth in Treasury Regulations Section 1.704-1(b)(2)(iv)(q); provided, however, that adjustments pursuant to clauses (i), (ii), (iv) and (v) above shall not be made if the Managing Member reasonably determines that such adjustments are not necessary or appropriate to reflect the relative economic interests of the Members in the Company. If any Company Warrants or other noncompensatory options are outstanding upon the occurrence of an event described in this paragraph (b)(i) through (b)(vi), the Company shall adjust the Gross Asset Values of its properties to properly reflect any change in the Fair Market Value of such Company Warrants or other noncompensatory options in accordance with Treasury Regulations Sections 1.704-1(b)(2)(iv)(f)(1) and 1.704-1(b)(2)(iv)(h)(2);

(c)the Gross Asset Value of any Company asset distributed to any Member shall be adjusted to equal the gross Fair Market Value of such asset on the date of such distribution;

(d)the Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the Adjusted Basis of such assets pursuant to Code Section 734(b) (including any such adjustments pursuant to Treasury Regulation Section 1.734-2(b)(1)), but only to the extent that such adjustments are taken into account in determining

Capital Accounts pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m) and clause (f) in the definition of “Profits” or “Losses” below or Section 5.2(h); provided, however, that the Gross Asset Value of a Company asset shall not be adjusted pursuant to this subsection to the extent the Managing Member determines in Good Faith that an adjustment pursuant to clause (b) of this definition is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this clause (d); and

(e)if the Gross Asset Value of a Company asset has been determined or adjusted pursuant to clauses (a), (b) or (d) of this definition of Gross Asset Value, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits, Losses and other items allocated pursuant to Article V.

“Indebtedness” means (a) all indebtedness for borrowed money (including capitalized lease obligations, sale-leaseback transactions or other similar transactions, however evidenced), (b) any other indebtedness that is evidenced by a note, bond, debenture, draft or similar instrument, (c) notes payable and (d) lines of credit and any other agreements relating to the borrowing of money or extension of credit.

“Initial Business Combination” means the first transaction or series of transactions constituting a “Business Combination” within the meaning of the PubCo Charter.

“Interest” means the entire interest of a Member in the Company, including the Units and all of such Member’s rights, powers and privileges under this Agreement and the Act.

“Investment Company Act” is defined in Section 8.1(b).

“IPO” is defined in the recitals to this Agreement.

“Law” means any federal, national, supranational, state, provincial, local or similar statute, law, ordinance, regulation, rule, code, order, requirement or rule of law (including common law).

“Legal Action” is defined in Section 12.8.

“Liability” means any liability or obligation, whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated and whether due or to become due, regardless of when asserted.

“Liquidating Event” is defined in Section 11.1.

“Managing Member” is defined in the recitals to this Agreement.

“Member” means any Person that executes this Agreement as a Member and any other Person admitted to the Company as an additional or substituted Member, in each case, that has not made a disposition of such Person’s entire Interest.

“Member Minimum Gain” has the meaning ascribed to “partner nonrecourse debt minimum gain” set forth in Treasury Regulations Section 1.704-2(i). It is further understood that the determination of Member Minimum Gain and the net increase or decrease in Member Minimum Gain shall be made in the same manner as required for such determination of Company Minimum Gain under Treasury Regulations Sections 1.704-2(d) and 1.704-2(g)(3).

“Member Nonrecourse Debt” has the meaning of “partner nonrecourse debt” set forth in Treasury Regulations Section 1.704-2(b)(4).

“Member Nonrecourse Deductions” has the meaning of “partner nonrecourse deductions” set forth in Treasury Regulations Sections 1.704-2(i)(1) and 1.704-2(i)(2).

“National Securities Exchange” means an exchange registered with the Commission under the Exchange Act.

“NCO Target Balance” means (a) with respect to a Class A Unit received upon the exercise of a Company Warrant, the Class A Per Unit Balance and (b) with respect to any interest in the Company received upon the exercise of any other noncompensatory option, such other amount determined in the Managing Member’s reasonable discretion that reflects the economic intent of such interest in the Company.

“Non-Fungible Class B Units” of any holder of Class B Units as of any relevant date means the number of any such Class B Units outstanding in excess of the number of such Class B Units that are Fungible Class B Units.

“Nonrecourse Deductions” has the meaning assigned that term in Treasury Regulations Section 1.704-2(b)(1).

“Nonrecourse Liability” is defined in Treasury Regulations Section 1.704-2(b)(3).

“Officer” means each Person appointed as an officer of the Company pursuant to and in accordance with the provisions of Section 7.2.

“Over-Allotment Option” is defined in the recitals to this Agreement.

“Partnership Tax Audit Rules” means Sections 6221 through 6241 of the Code, together with any final or temporary Treasury Regulations, Revenue Rulings and case law interpreting Sections 6221 through 6241 of the Code (and any analogous provision of state or local tax Law).

“Person” means any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Exchange Act.

“Plan Asset Regulations” means the regulations issued by the U.S. Department of Labor at Section 2510.3-101 of Part 2510 of Chapter XXV, Title 29 of the Code of Federal Regulations, or any successor regulations as the same may be amended from time to time.

“Proceeding” is defined in Section 7.4.

“Profits” or “Losses” means, for each Fiscal Year or other taxable period, an amount equal to the Company’s taxable income or loss for such year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be separately stated pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments (without duplication):

(a)any income or gain of the Company that is exempt from U.S. federal income tax or otherwise described in Section 705(a)(1)(B) of the Code and not otherwise taken into account in computing Profits or Losses shall be added to such taxable income or loss;

(b)any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses, shall be subtracted from such taxable income or loss;

(c)in the event the Gross Asset Value of any Company asset is adjusted pursuant to clause (b) or (c) of the definition of Gross Asset Value above, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the Gross Asset Value of the Company asset) or an item of loss (if the adjustment decreases the Gross Asset Value of the Company asset) from the disposition of such asset and shall, except to the extent allocated pursuant to Section 5.2, be taken into account for purposes of computing Profits or Losses;

(d)gain or loss resulting from any disposition of Company assets with respect to which gain or loss is recognized for U.S. federal income tax purposes shall be computed with reference to the Gross Asset Value of the asset disposed of, notwithstanding that the adjusted tax basis of such asset differs from its Gross Asset Value;

(e)in lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation;

(f)to the extent an adjustment to the adjusted tax basis of any asset pursuant to Code Section 734(b) is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Account balances as a result of a distribution other than in liquidation of a Member’s interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or an item of loss (if the adjustment decreases such basis) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses; and

(g)any items of income, gain, loss or deduction that are specifically allocated pursuant to the provisions of Section 5.1(a)(ii) and Section 5.2 shall not be taken into account in computing Profits or Losses for any taxable year, but such items available to be specially allocated pursuant to Section 5.2 will be determined by applying rules analogous to those set forth in clauses (a) through (f) above.

“Property” means all real and personal property owned by the Company from time to time, including both tangible and intangible property.

“PubCo” is defined in the recitals to this Agreement.

“PubCo Charter” means the Amended and Restated Certificate of Incorporation of PubCo, dated as of November 23, 2021, as may be amended from time to time in accordance with its terms.

“PubCo Holdings Group” means PubCo and each other Subsidiary of PubCo (other than the Company and its Subsidiaries).

“PubCo Shares” means all classes and series of common stock of PubCo, including the Class A Shares and the Class V Shares.

“PubCo Tax-Related Liabilities” means any U.S. federal, state and local and non-U.S. income tax obligations (including any Company Level Taxes for which the PubCo Holdings Group is liable hereunder) owed by the PubCo Holdings Group (other than any obligations to remit any taxes withheld from payments to third parties).

“PubCo Units” means the units, each consisting of one Class A Share and one-third of one PubCo Warrant, issued in PubCo’s IPO.

“PubCo Warrants” means the PubCo Private Warrants and the PubCo Public Warrants.

“PubCo Private Warrants” means the warrants issued by PubCo and exercisable for Class A Shares in accordance with the terms of the Private Warrant Agreement.

“PubCo Public Warrants” means the warrants issued by PubCo as part of the PubCo Units and exercisable for Class A Shares in accordance with the terms of the Public Warrant Agreement.

“Private Warrant Agreement” means the Private Warrant Agreement, dated as of November 23, 2021, by and between PubCo and a warrant agent, as may be amended from time to time in accordance with its terms.

“Public Warrant Agreement” means the Public Warrant Agreement, dated as of November 23, 2021, by and between PubCo and a warrant agent, as may be amended from time to time in accordance with its terms.

“Quarterly Redemption Date” means a date within each fiscal quarter specified by PubCo from time to time, which will generally be set so that the corresponding Redemption Notice Date falls within a window after PubCo’s earnings announcement for the prior fiscal quarter or in connection with a Registered Offering.

“Reclassification Event” means any of the following: (a) any reclassification or recapitalization of PubCo Shares (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination or any transaction subject to Section 4.1(e)), (b) any merger, consolidation or other combination involving PubCo, or (c) any sale, conveyance, lease or other disposal of all or substantially all the properties and assets of PubCo to any other Person, in each of clauses (a), (b) or (c), as a result of which holders of PubCo Shares shall be entitled to receive cash, securities or other property for their PubCo Shares.

“Redeeming Holder” is defined in Section 4.7(a).

“Redemption” means any redemption of Class A Units pursuant to Section 4.7.

“Redemption Contingency” is defined in Section 4.7(c)(iii).

“Redemption Date” means a Quarterly Redemption Date, a Special Redemption Date, or a Block Redemption Date.

“Redemption Notice” is defined in Section 4.7(b).

“Redemption Notice Date” means, with respect to any Redemption Date, the date that is 10 Business Days before such Redemption Date (or such other date specified by PubCo that is not later than 10 Business Days before such Redemption Date); provided that if such date falls on a weekend or holiday, the Redemption Notice Date shall be on the preceding Business Day; provided further that in the case of a Block Redemption, PubCo may reduce or waive such 10 Business Day period.

“Redemption Right” is defined in Section 4.7(a).

“Registered Offering” means any secondary securities offering (which may include a “bought deal” or “overnight” offering), and any primary securities offering for which piggyback rights are offered, pursuant to the Registration Rights Agreement.

“Registration Rights Agreement” means the Registration Rights Agreement, by and among PubCo and the Members, to be entered into concurrently with the closing of the IPO.

“Regulatory Allocations” is defined in Section 5.2(i).

“Securities Act” means the Securities Act of 1933, and the rules and regulations promulgated thereunder, as the same may be amended from time to time (or any corresponding provisions of succeeding law).

“Special Redemption Date” means a date specified by PubCo in addition to or in lieu of the Quarterly Redemption Date during the same fiscal quarter. PubCo must specify a Special Redemption Date effective with any Registered Offering.

“Sponsor Shares” is defined in the recitals to this Agreement.

“Subsidiary” means, with respect to any specified Person, any other Person with respect to which such specified Person (a) has, directly or indirectly, the power, through the ownership of securities or otherwise, to elect a majority of directors or similar managing body or (b) beneficially owns, directly or indirectly, a majority of such Person’s Equity Securities.

“Tax Contribution Obligation” is defined in Section 10.5(c).

“Tax Offset” is defined in Section 10.5(c).

“Trading Day” means a day on which the New York Stock Exchange or such other principal United States securities exchange on which the Class A Shares are listed or admitted to trading is open for the transaction of business (unless such trading shall have been suspended for the entire day).

“Transfer” means, when used as a noun, any voluntary or involuntary, direct or indirect (whether through a change of control of the Transferor or any Person that controls the Transferor, the issuance or transfer of Equity Securities of the Transferor, by operation of law or otherwise), transfer, sale, pledge or hypothecation or other disposition and, when used as a verb, voluntarily or involuntarily, directly or indirectly (whether through a change of control of the Transferor or any Person that controls the Transferor, the issuance or transfer of Equity Securities of the Transferor or any Person that controls the Transferor, by operation of law or otherwise), to transfer, sell, pledge or hypothecate or otherwise dispose of. The terms “Transferee,” “Transferor,” “Transferred” and other forms of the word “Transfer” shall have the correlative meanings.

“Treasury Regulations” means pronouncements, as amended from time to time, or their successor pronouncements, that clarify, interpret and apply the provisions of the Code, and that are designated as “Treasury Regulations” by the United States Department of the Treasury.

“Trust Account” has the meaning set forth in the PubCo Charter.

“Trust Agreement” means the Investment Management Trust Agreement, dated as of November 23, 2021, by and among Continental Stock Transfer & Trust Company, PubCo and the Company].

“Uniform Commercial Code” means the Uniform Commercial Code or any successor provision thereof as the same may from time to time be in effect in the State of Delaware.

“Units” means the Class A Units and the Class B Units issued hereunder.

“Warrant Agreement” means the Public Warrant Agreement and Private Warrant Agreement.

“Winding-Up Member” is defined in Section 11.3(a).

Section 1.2Interpretive Provisions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a)the terms defined in Section 1.1 are applicable to the singular as well as the plural forms of such terms;

(b)all accounting terms not otherwise defined herein have the meanings assigned under GAAP;

(c)all references to currency, monetary values and dollars set forth herein shall mean United States (U.S.) dollars and all payments hereunder shall be made in United States dollars;

(d)when a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference is to an Article or Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated;

(e)whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”;

(f)“or” is not exclusive;

(g)pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms; and

(h)the words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement.

ARTICLE II

ORGANIZATION OF THE LIMITED LIABILITY COMPANY

Section 2.1Formation. The Company has been formed as a limited liability company subject to the provisions of the Act upon the terms, provisions and conditions set forth in this Agreement.

Section 2.2Filing. The Company’s Certificate of Formation has been filed with the Secretary of State of the State of Delaware in accordance with the Act. The Members shall execute such further documents (including amendments to such Certificate of Formation) and take such further action as is appropriate to comply with the requirements of Law for the formation or operation of a limited liability company in Delaware and in all states and counties where the Company may conduct its business.

Section 2.3Name. The name of the Company is “Beard Energy Transition Acquisition Holdings LLC” and all business of the Company shall be conducted in such name or, in the discretion of the Managing Member, under any other name.

Section 2.4Registered Office; Registered Agent. The location of the registered office of the Company in the State of Delaware is 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, or at such other place as the Managing Member from time to time may select. The name and address for service of process on the Company in the State of Delaware are The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, or such other qualified Person as the Managing Member may designate from time to time and its business address.

Section 2.5Principal Place of Business. The principal place of business of the Company shall be located in such place as is determined by the Managing Member from time to time.

Section 2.6Purpose; Powers. The nature of the business or purposes to be conducted or promoted by the Company is to engage in any lawful act or activity for which limited liability companies may be formed under the Act. The Company shall have the power and authority to take any and all actions and engage in any and all activities necessary, appropriate, desirable, advisable, ancillary or incidental to the accomplishment of the foregoing purpose.

Section 2.7Term. The term of the Company commenced on the date of filing of the Certificate of Formation of the Company with the office of the Secretary of State of the State of Delaware in accordance with the Act and shall continue indefinitely. The Company may be dissolved and its affairs wound up only in accordance with Article XI.

Section 2.8Intent. It is the intent of the Members that the Company be operated in a manner consistent with its treatment as a “partnership” for U.S. federal and state income tax purposes. It is also the intent of the Members that the Company not be operated or treated as a “partnership” for purposes of Section 303 of the Federal Bankruptcy Code. Neither the Company nor any Member shall take any action inconsistent with the express intent of the parties hereto as set forth in this Section 2.8.

ARTICLE III

[RESERVED]

ARTICLE IV

OWNERSHIP AND CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS

Section 4.1Authorized Units; General Provisions With Respect to Units.

(a)Subject to the provisions of this Agreement, the Company shall be authorized to issue from time to time such number of Units and such other Equity Securities as the Managing Member shall determine in accordance with Section 4.4. Each authorized Unit may be issued pursuant to such agreements as the Managing Member shall approve, including pursuant to options and warrants. The Company may reissue any Units or other Equity Securities that have been repurchased or acquired by the Company.

(b)The Units shall be initially divided into two (2) classes of Units referred to as “Class A Units” and “Class B Units.” The number and class of Units issued to each Member shall be set forth opposite such Member’s name on Exhibit A. Each outstanding Unit shall be identical except as otherwise provided hereunder.

(c)Initially, none of the Units will be represented by certificates. If the Managing Member determines that it is in the interest of the Company to issue certificates representing the Units, certificates will be issued and the Units will be represented by those certificates, and this Agreement shall be amended as necessary or desirable to reflect the issuance of certificated Units for purposes of the Uniform Commercial Code.

(d)The Members as of the date hereof are set forth on Exhibit B. The total number of Units issued and outstanding and held by each Member as of the date hereof is set forth in the books and records of the Company. The Company shall update such books and records from time to time to reflect any Transfers of Interests, the issuance of additional Units or Equity Securities and subdivisions or combinations of Units or other Equity Securities made in compliance with Section 4.1(j), in each case, in accordance with the terms of this Agreement.

(e)If, at any time after the Effective Time, PubCo issues a Class A Share or any other Equity Security of PubCo (other than Class V Shares), (i) one or more member(s) of the PubCo Holdings Group shall concurrently contribute to the Company the net proceeds (in cash or other property, as the case may be), if any, received by PubCo for such Class A Share or other Equity Security and (ii) the Company shall concurrently issue to such member(s) of the PubCo Holdings Group, in accordance with the contributions made by each such member pursuant to clause (i), one Class A Unit (if PubCo issues a Class A Share), or such other Equity Security of the Company (if PubCo issues Equity Securities other than Class A Shares) corresponding to the Equity Securities issued by PubCo, and with substantially the same rights to dividends and distributions (including distributions upon liquidation, but taking into account differences as a result of any tax or other liabilities borne by the PubCo Holdings Group) and other economic rights as those of such Equity Securities of PubCo to be issued. Notwithstanding the foregoing:

(i)If PubCo issues any Class A Shares in order to acquire or fund the acquisition from a Member (other than any member of the PubCo Holdings Group) of a number of Class A Units (and Class V Shares) equal to the number of Class A Shares so issued, then the Company shall not issue any new Class A Units in connection therewith and, where such Class A Shares have been issued for cash to fund such an acquisition by any member of the PubCo Holdings Group pursuant to a Cash Election, the PubCo Holdings Group shall not be required to transfer such net proceeds to the Company, and such net proceeds shall instead be transferred by such member of the PubCo Holdings Group to such Member as consideration for such acquisition. For the avoidance of doubt, if PubCo issues any Class A Shares or other Equity Security for cash to be used to fund the acquisition by any member of the PubCo Holdings Group of any Person or the assets of any Person, then PubCo shall not be required to transfer such cash proceeds to the Company but instead such member of the PubCo Holdings Group shall be required to contribute such Person or the assets and liabilities of such Person to the Company or any of its Subsidiaries.

(ii)This Section 4.1(e) shall not apply to the issuance and distribution to holders of PubCo Shares of rights to purchase Equity Securities of PubCo under a “poison pill” or similar shareholders rights plan (and upon any Redemption of Class A Units for Class A Shares, including pursuant to the Call Right, such Class A Shares will be issued together with a corresponding right under such plan), or to the issuance under PubCo’s employee benefit plans of any warrants, options, other rights to acquire Equity Securities of PubCo or rights or property that may be converted into or settled in Equity Securities of PubCo, but shall in each of the foregoing cases apply to the issuance of Equity Securities of PubCo in connection with the exercise or settlement of such rights, warrants, options or other rights or property.

(f)Except pursuant to Section 4.7, (x) the Company may not issue any additional Class A Units to any member of the PubCo Holdings Group unless substantially simultaneously therewith a member of the PubCo Holdings Group issues or transfers an equal number of newly-issued Class A Shares of PubCo to another Person (other than another member of the PubCo Holdings Group), and (y) the Company may not issue any other Equity Securities of the Company to any member of the PubCo Holdings Group unless substantially simultaneously a member of the PubCo Holdings Group issues or transfers, to another Person (other than another member of the PubCo Holdings Group), an equal number of newly-issued shares of a new class or series of Equity Securities of PubCo with substantially the same rights to dividends and distributions (including distributions upon liquidation, but taking into account differences as a result of any tax or other liabilities borne by the PubCo Holdings Group) and other economic rights as those of such Equity Securities of the Company.

(g)If at any time any member of the PubCo Holdings Group issues Debt Securities (other than to another member of the PubCo Holdings Group), such member of the PubCo Holdings Group shall transfer to the Company (in a manner to be determined by the Managing Member in its reasonable discretion) the proceeds received by such member of the PubCo Holdings Group in exchange for such Debt Securities in a manner that directly or indirectly burdens the Company with the repayment of the Debt Securities.

(h)In the event any PubCo Warrant or other exercisable, exchangeable or convertible Equity Security outstanding at PubCo is exercised, exchanged or otherwise converted and, as a result, any Class A Shares or other exercisable, exchangeable or convertible Equity Securities of PubCo are issued, (a) the corresponding Company Warrant or other Equity Security outstanding at the Company shall be similarly exercised, exchanged or otherwise converted, as applicable, and an equivalent number of Class A Units or other Equity Securities of the Company shall be issued to the PubCo Holdings Group as contemplated by the first sentence of Section 4.1(e), and (b) the PubCo Holdings Group shall concurrently contribute to the Company the net proceeds received by the PubCo Holdings Group from any such exercise.

(i)No member of the PubCo Holdings Group may redeem, repurchase or otherwise acquire (other than from another member of the PubCo Holdings Group) (a) any Class A Shares (including upon forfeiture of any unvested Class A Shares) unless substantially simultaneously the Company redeems, repurchases or otherwise acquires from the PubCo Holdings Group an equal number of Class A Units for the same price per security or (b) any other Equity Securities of PubCo (other than Class V Shares), unless substantially simultaneously the Company redeems, repurchases or otherwise acquires from the PubCo Holdings Group an equal number of Equity Securities of the Company of a corresponding class or series with substantially the same rights to dividends and distributions (including distributions upon liquidation, but taking into account differences as a result of any tax or other liabilities borne by the PubCo Holdings Group) and other economic rights as those of such Equity Securities of PubCo for the same price per security. The Company may not redeem, repurchase or otherwise acquire (x) any Class A Units from the PubCo Holdings Group unless substantially simultaneously the PubCo Holdings Group redeems, repurchases or otherwise acquires an equal number of Class A Shares for the same price per security from holders thereof, or (y) any other Equity Securities of the Company from the PubCo Holdings Group unless substantially simultaneously the PubCo Holdings Group redeems, repurchases or otherwise acquires for the same price per security an equal number of Equity

Securities of PubCo of a corresponding class or series with substantially the same rights to dividends and distributions (including distribution upon liquidation, but taking into account differences as a result of any tax or other liabilities borne by the PubCo Holdings Group) and other economic rights as those of such Equity Securities of PubCo. Notwithstanding the foregoing, to the extent that any consideration payable by the PubCo Holdings Group in connection with the redemption or repurchase of any Class A Shares or other Equity Securities of PubCo consists (in whole or in part) of Class A Shares or such other Equity Securities (including, for the avoidance of doubt, in connection with the cashless exercise of an option or warrant), then the redemption or repurchase of the corresponding Class A Units or other Equity Securities of the Company shall be effectuated in an equivalent manner.

(j)The Company shall not in any manner effect any subdivision (by any equity split, equity distribution, reclassification, recapitalization or otherwise) or combination (by reverse equity split, reclassification, recapitalization or otherwise) of the outstanding Units (or other Equity Securities of the Company) unless accompanied by an identical subdivision or combination, as applicable, of the outstanding PubCo Shares (or other corresponding Equity Securities of PubCo), with corresponding changes made with respect to any other exchangeable or convertible securities. Unless in connection with any action taken pursuant to Section 4.1(l), PubCo shall not in any manner effect any subdivision (by any equity split, equity distribution, reclassification, recapitalization or otherwise) or combination (by reverse equity split, reclassification, recapitalization or otherwise) of the outstanding PubCo Shares (or other Equity Securities of PubCo) unless accompanied by an identical subdivision or combination, as applicable, of the outstanding Units (or other corresponding Equity Securities of the Company), with corresponding changes made with respect to any other exchangeable or convertible securities.

(k)Notwithstanding any other provision of this Agreement (including Section 4.1(e)), the Company may redeem Class A Units from the PubCo Holdings Group for cash to fund any acquisition by the PubCo Holdings Group of another Person or assets and liabilities of another Person, provided that promptly after such redemption and acquisition the PubCo Holdings Group contributes or causes to be contributed, directly or indirectly, such Person or the assets and liabilities of such Person to the Company or any of its Subsidiaries in exchange for a number of Class A Units equal to the number of Class A Units so redeemed.

(l)Notwithstanding any other provision of this Agreement (including Section 4.1(e)), if the PubCo Holdings Group acquires or holds any material amount of cash in excess of any monetary obligations it reasonably anticipates (including as a result of the receipt of distributions pursuant to Section 6.2 for any period in excess of the PubCo Tax-Related Liabilities for such period), PubCo may, in its sole discretion, use such excess cash amount in such manner, and make such adjustments to or take such other actions with respect to the capitalization of PubCo and the Company, as PubCo (including in its capacity as the Managing Member) in Good Faith determines to be fair and reasonable to the holders of PubCo Shares or other Equity Securities of PubCo and to the Members and to preserve the intended economic effect of this Section 4.1, Section 4.7 and the other provisions hereof.

Section 4.2Class B Units.

(a)Profits Interest Treatment. It is intended that (and all provisions of this Agreement shall be interpreted consistent with the intent that) for U.S. federal (and conforming state and local) income tax purposes the Class B Units (and any Class A Units into which such Class B Units convert pursuant to Section 4.2(c)) constitute “profits interests” within the meaning of IRS Revenue Procedure 93-27 and IRS Revenue Procedure 2001-43. The Company and holders of any Class B Units will treat such holders as the owners of a partnership interest in the Company from the date of the grant of the Class B Units (including that such holders will take into account their distributive share of Company income, gain, loss, deduction, and credit associated with such Class B Units and that neither the Company nor any Member will deduct any amount as wages, compensation or otherwise for the fair market value of any Class B Unit at the time of grant of such Class B Unit or upon such Class B Unit becoming substantially vested). The Class B Units shall have an initial Capital Account of zero dollars ($0.00). Each Member shall make a timely election under Section 83(b) of the Code with respect to such Member’s Class B Units that, as of the date of issuance, are subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code and the Treasury Regulations promulgated thereunder.

(b)Anti-Dilution.

(i)In the event that Class A Shares or Equity-Linked Securities are issued or deemed issued in connection with the closing of the Initial Business Combination (other than any such Class A Shares or Equity Linked Securities that are excluded from clause (a)(i) of the definition of “Adjusted Conversion Ratio”):

(A)the number of Class A Units received by each holder of Fungible Class B Units upon their conversion into Class A Units in connection with the Initial Business Combination pursuant to Section 4.2(c) shall equal the product of (x) the number of such Fungible Class B Units to be so converted multiplied by (y) the Adjusted Conversion Ratio; and

(B)to the extent any Class B Units remain outstanding following such conversion, the Company shall divide such remaining outstanding Class B Units such that each holder of Class B Units holds, after such division, a number of Class B Units equal to the product of (x) the number of Class B Units held by such holder immediately prior to such division multiplied by (y) the Adjusted Conversion Ratio.

(ii)Notwithstanding anything to the contrary contained herein, the provisions of this Section 4.2(b) may be waived in whole or in part as to any particular issuance or deemed issuance of additional Class A Shares or Equity-Linked Securities by the written consent or agreement of holders of a majority of the Class B Units then outstanding.

(iii)The Adjusted Conversion Ratio shall also be adjusted to account for any subdivision (by stock split, subdivision, exchange, stock dividend, reclassification, recapitalization or otherwise) or combination (by reverse stock split, exchange, reclassification, recapitalization or otherwise) or similar reclassification or recapitalization, except to the extent pursuant to Section 4.1(l), of the outstanding Class A Units or Class A Shares into a greater or lesser number of shares occurring after the date hereof without a proportionate and corresponding subdivision, combination or similar reclassification or recapitalization of the outstanding Class B Units.

(iv)The Members and the Company agree to treat any division of Class B Units as disregarded for U.S. federal (and applicable state and local) income tax purposes.

(c)Conversion into Class A Units.

(i)On each Class B Automatic Conversion Date, any Fungible Class B Units shall be converted into an equal number of Class A Units, subject to adjustment as provided in Section 4.2(b)(i)(A).

(ii)After an Initial Business Combination, each Member holding Class B Units shall be entitled to cause the Company to convert all or a portion of such Member’s Class B Units into an equal number of Class A Units (the “Class B Conversion Right”), subject to the provisions of this Section 4.2(c)(ii). Upon the exercise by any Member of the Class B Conversion Right, all Fungible Class B Units held by all Members shall be so converted. A Member may exercise the Class B Conversion right to the extent that (A) such conversion is in connection with a valid exercise of a Redemption Right and (B) on or prior to the relevant Redemption Date, the Class B Units to be converted are Fungible Class B Units (taking into account, for such purpose, any allocations that may be made with respect to such Member pursuant to Section 5.2(k)). In order to exercise its Class B Conversion Right, a Member shall provide written notice to the Company and PubCo, in a reasonable form as the Company may provide from time to time, as a part of such Member’s Redemption Notice for the Class A Units received upon the conversion of such Class B Units. A Redemption Notice for a number of Class A Units in excess of the number of Class A Units then held by a Member shall be deemed to be an exercise of the Class B Conversion Right to the extent of such excess number of units. In addition to the terms and requirements set forth in Section 4.7, such Redemption Notice will, with respect to such Class B Units, be contingent on the Managing Member’s determination that such Class B Units meet the requirements of this Section 4.2(c)(ii). Upon the request of such Member, the Company will use commercially reasonable efforts to provide an estimate of the amount of any allocations that the Company expects may be made with respect to such Member pursuant to Section 5.2(k) as a result of the exercise of the Class B Conversion Right.

(iii)Any conversion of Class B Units pursuant to this Section 4.2(c) shall occur automatically after the close of business on the applicable Class B Conversion Date (which, in the case of an exercise of a Class B Conversion Right, shall be the day prior to the applicable Redemption Date), as of which time the Member holding any converted Class B Units shall be credited on the books and records of the Company with the issuance as of the opening of business on the next day of the number of Class A Units issuable upon such conversion.

(iv)The Members and the Company agree to treat the conversion of Fungible Class B Units into Class A Units (for the avoidance of doubt, not including any allocations that may be made pursuant to Section 5.2(k)) as disregarded for U.S. federal (and applicable state and local) income tax purposes.

Section 4.3Voting Rights. No Member has any voting rights except with respect to those matters specifically reserved for a Member vote under the Act and for matters expressly requiring the approval of Members under this Agreement. Except as otherwise required by the Act, each Unit will entitle the holder thereof to one vote on all matters to be voted on by the Members. Except as otherwise expressly provided in this Agreement, the holders of Units having voting rights will vote together as a single class on all matters to be approved by the Members.

Section 4.4Capital Contributions; Unit Ownership.

(a)Capital Contributions. Except as otherwise set forth in Section 4.1(e) with respect to the obligations of the PubCo Holdings Group, no Member shall be required to make additional Capital Contributions.

(b)Issuance of Additional Units or Interests. Except as otherwise expressly provided in this Agreement, the Managing Member shall have the right to authorize and cause the Company to issue on such terms (including price) as may be determined by the Managing Member, subject to the limitations of Section 4.1, additional Units or other Equity Securities in the Company (including creating preferred interests or other classes or series of interests having such rights, preferences and privileges as determined by the Managing Member, which rights, preferences and privileges may be senior to the Units); provided that, at any time following the date hereof, in each case the Company shall not issue Equity Securities in the Company to any Person unless such Person shall have executed a counterpart to this Agreement and all other documents, agreements or instruments deemed necessary or desirable in the discretion of the Managing Member. Upon such issuance and execution, such Person shall be admitted as a Member of the Company. In that event, the Managing Member shall update the Company’s books and records to reflect such additional issuances. Subject to Section 12.1, the Managing Member is hereby authorized to amend this Agreement to set forth the designations, preferences, rights, powers and duties of such additional Units or other Equity Securities in the Company, or such other amendments that the Managing Member determines to be otherwise necessary or appropriate in connection with the creation, authorization or issuance of any class or series of Units or other Equity Securities in the Company pursuant to this Section 4.4(b); provided that, notwithstanding the foregoing, the Managing Member shall have the right to amend this Agreement as set forth in this sentence without the approval of any other Person (including any Member) and notwithstanding any other provision of this Agreement (other than Section 12.1(a)(ii), (iii) or (iv)) if such amendment is necessary, and then only to the extent necessary, in order to consummate any offering of PubCo Shares or other Equity Securities of PubCo provided that the designations, preferences, rights, powers and duties of any such additional Units or other Equity Securities of the Company as set forth in such amendment are substantially similar to those applicable to such PubCo Shares or other Equity Securities of PubCo.

Section 4.5Capital Accounts.

(a)A Capital Account shall be maintained for each Member in accordance with the provisions of Treasury Regulations Section 1.704-1(b)(2)(iv) and, to the extent consistent with such regulations, the other provisions of this Agreement. Each Member’s Capital Account shall be (a) increased by (i) allocations to such Member of Profits pursuant to Section 5.1 and any other items of income or gain allocated to such Member pursuant to Section 5.2, (ii) the amount of cash or the initial Gross Asset Value of any asset (net of any Liabilities assumed by the Company and any Liabilities to which the asset is subject) contributed to the Company by such Member, and (iii) any other increases allowed or required by Treasury Regulations Section 1.704-1(b)(2)(iv), and (b) decreased by (i) allocations to such Member of Losses pursuant to Section 5.1 and any other items of deduction or loss allocated to such Member pursuant to the provisions of Section 5.2, (ii) the amount of any cash or the Gross Asset Value of any asset (net of any Liabilities assumed by the Member and any Liabilities to which the asset is subject) distributed to such Member, and (iii) any other decreases allowed or required by Treasury Regulations Section 1.704-1(b)(2)(iv).

(b)A Member that has more than one class or series of Units shall have a single Capital Account that reflects all such Units; provided, however, that the Capital Accounts shall be maintained in such manner as will facilitate a determination of the portion of each Capital Account attributable to each class or series of Units, including for purposes of determining any Member’s Class B Capital Account and the Class A Per Unit Balance.

(c)In the event of a Transfer of Units made in accordance with this Agreement (including a deemed Transfer for U.S. federal income tax purposes as described in Section 4.7(e)(iv)) the Capital Account of the Transferor that is attributable to the Transferred Units shall carry over to the Transferee Member in accordance with the provisions of Treasury Regulations Section 1.704-1(b)(2)(iv)(l).

Section 4.6Other Matters.

(a)No Member shall demand or receive a return on or of its Capital Contributions or withdraw from the Company without the consent of the Managing Member. Under circumstances requiring a return of any Capital Contributions, no Member has the right to receive property other than cash. The Company shall not be obligated to repay any Capital Contributions of any Member.

(b)No Member shall receive any interest, salary, compensation, draw or reimbursement with respect to its Capital Contributions or its Capital Account, or for services rendered or expenses incurred on behalf of the Company or otherwise in its capacity as a Member, except as otherwise provided in Section 7.9 or as otherwise contemplated by this Agreement.

(c)The Liability of each Member shall be limited as set forth in the Act and other applicable Law and, except as expressly set forth in this Agreement or required by Law, no Member (or any of its Affiliates) shall be personally liable, whether to the Company, any of the other Members, the creditors of the Company or any other third party, for any debt or Liability of the Company, whether arising in contract, tort or otherwise, solely by reason of being a Member of the Company.

(d)Except as otherwise required by the Act, a Member shall not be required to restore a deficit balance in such Member’s Capital Account, to lend any funds to the Company or, except as otherwise set forth herein, to make any additional contributions or payments to the Company.

Section 4.7Redemption of Class A Units.

(a)Redemptions Generally. Each Member other than the PubCo Holdings Group (a “Redeeming Holder”) shall be entitled to cause the Company to redeem all or a portion of such Member’s Class A Units in exchange for an equal number of Class A Shares or, at the Company’s election under certain circumstances, cash in accordance with Section 4.7(e)(ii) (referred to herein as the “Redemption Right”), upon the terms and subject to the conditions set forth in this Section 4.7 and subject to PubCo’s (or such designated member(s) of the PubCo Holdings Group’s) Call Right as set forth in Section 4.7(f). Upon the Redemption of any Class A Units, an equal number of Class V Shares held by the Redeeming Holder shall be cancelled.

(b)Permitted Redemptions; Limitations.

(i)Quarterly and Special Redemptions. Each Redeeming Holder may effect Redemptions on each Quarterly Redemption Date and/or any Special Redemption Date designated by the Managing Member; provided that, with respect to a Redemption of Class A Units, absent the prior written consent of the Managing Member to the contrary, on each Quarterly Redemption Date or Special Redemption Date, a Redeeming Holder shall only be permitted to redeem less than all of its Class A Units if (A) after such Redemption it would continue to hold at least 25,000 Units and (B) it redeems not less than 25,000 Class A Units in such Redemption.

(ii)Block Redemptions. Each Redeeming Holder may effect Redemptions on any date designated by such Redeeming Holder in a timely Redemption Notice (a “Block Redemption Date”); provided that, with respect to a Redemption of Class A Units, absent the prior written consent of the Managing Member to the contrary, on each Block Redemption Date a Redeeming Holder shall not be permitted to redeem less than 500,000 Class A Units.

(iii)Additional Limitations. Each Member’s Redemption Right shall be subject to the following additional limitations and qualifications:

(A)Any Redemption of Class A Units issued after the date hereof (other than in connection with any recapitalization), including such Class A Units issued to Members as of the date hereof, may be limited in accordance with the terms of any agreements or instruments entered into in connection with such issuance, as deemed necessary or desirable in the discretion of the Managing Member.

(B)The Managing Member may impose additional limitations and restrictions on Redemptions (including limiting Redemptions or creating priority procedures for Redemptions), to the extent it determines, in Good Faith, such limitations and restrictions to be necessary or appropriate to avoid undue risk that the Company may be classified as a “publicly traded partnership” within the meaning of Section 7704 of the Code. Furthermore, the Managing Member may require any Member to redeem all of their Class A Units to the extent it determines, in Good Faith, that such Redemption is necessary or appropriate to avoid undue risk that the Company may be classified as a “publicly traded partnership” within the meaning of Section 7704 of the Code. Upon delivery of any notice by the Managing Member to such Member requiring such Redemption, such Member shall exchange, subject to exercise by PubCo (or such designated member(s) of the PubCo Holdings Group) of the Call Right pursuant to Section 4.7(f), all of their Class A Units effective as of the date specified in such notice (and such date shall be deemed to be a Redemption Date for purposes of this Agreement) in accordance with this Section 4.7 and otherwise in accordance with the requirements set forth in such notice.

(c)Notice Requirements for Redeeming Holders. In order to exercise its Redemption Right, each Redeeming Holder shall provide written notice in a reasonable form as the Company may provide from time to time (the “Redemption Notice”) to the Company and PubCo, on or before the applicable Redemption Notice Date, stating:

(i)the number of Class A Units (which may include Class A Units to be received upon the Redeeming Holder’s simultaneous exercise of its Class B Conversion Right) that the Redeeming Holder elects to have the Company redeem in accordance with Section 4.7(b)(i) or (b)(ii);

(ii)if the Class A Shares to be received are to be issued other than in the name of the Redeeming Holder, the name(s) of the Person(s) in whose name or on whose order the Class A Shares are to be issued;

(iii)whether the Redemption is to be contingent (including as to timing) upon the closing of a Registered Offering of the Class A Shares for which the Class A Units will be redeemed or the closing of an announced merger, consolidation or other transaction or event to which PubCo is a party in which the Class A Shares would be exchanged or converted or become exchangeable for or convertible into cash or other securities or property (such contingency, a “Redemption Contingency”);

(iv)pursuant to which section of this Agreement the Redemption Right is being exercised;

(v)in the case of a Block Redemption, the intended Block Redemption Date; and

(vi)whether and to the extent that the Redemption Notice is to continue to apply to subsequent Quarterly Redemption Dates.

Notwithstanding the foregoing, any notice by any Member pursuant to the Registration Rights Agreement to demand or participate in any Registered Offering shall be deemed to constitute a Redemption Notice for the related Special Redemption Date.

(d)Revocation; Redemption Contingencies. A Redeeming Holder may not revoke or rescind a Redemption Notice after the applicable Redemption Notice Date. Any Redemption Notice delivered for a Redemption on a Quarterly Redemption Date may not be contingent. Any Redemption Notice delivered for a Redemption on a Special Redemption Date or Block Redemption Date may be subject to a Redemption Contingency.

(e)Procedure; Cash Election.

(i)On any Redemption Date for which any Redeeming Holder has delivered a Redemption Notice with respect to Class A Units, unless the Company elects to pay cash in accordance with Section 4.7(e)(ii) or a member of the PubCo Holdings Group exercises its Call Right pursuant to Section 4.7(f), on such Redemption Date, such number of Class A Units shall be redeemed for an equal number of Class A Shares and an equal number of Class V Shares shall be surrendered by such Redeeming Holder and cancelled.

(ii)The Company shall be entitled to elect to settle any Redemption by delivering to the Redeeming Holder, in lieu of the applicable number of Class A Shares that would be received in such Redemption, an amount of cash equal to the Cash Election Amount for such Redemption.

(iii)Unless a member of the PubCo Holdings Group has elected its Call Right pursuant to Section 4.7(f) with respect to any Redemption, on the relevant Redemption Date and immediately prior to such Redemption, (i) PubCo (or such other member(s) of the PubCo Holdings Group) shall contribute to the Company the consideration the Redeeming Holder is entitled to receive under Section 4.7(e)(i) (including in the event the Company exercises its right to deliver the Cash Election Amount pursuant to Section 4.7(e)(ii)) and the Company shall issue to PubCo (or such other member(s) of the PubCo Holdings Group) a number of Class A Units or, pursuant to Section 4.1(e), other Equity Securities of the Company as consideration for such contribution, (ii) the Company shall (A) cancel the redeemed Class A Units and (B) transfer to the Redeeming Holder the consideration the Redeeming Holder is entitled to receive under Section 4.7(e)(i) (including in the event the Company exercises its right to deliver the Cash Election Amount pursuant to Section 4.7(e)(ii)), and (iii) PubCo shall cancel the surrendered Class V Shares, as applicable. Notwithstanding any other provisions of this Agreement to the contrary, in the event that the Company makes a Cash Election that is funded with proceeds from a primary offering of PubCo Equity Securities, the PubCo Holdings Group shall only be obligated to contribute to the Company an amount in cash equal to the net proceeds (after deduction of any underwriters’ discounts or commissions and brokers’ fees or commissions (including, for the avoidance of doubt, any deferred discounts or commissions and brokers’ fees or commissions payable in connection with or as a result of such Registered Offering)) (such difference, the “Discount”) from the sale by PubCo of a number of Class A Shares equal to the number of Class A Units to be redeemed with such cash or from the sale of other PubCo Equity Securities used to fund the Cash Election Amount; provided that PubCo’s Capital Account (or the Capital Account(s) of the other member(s) of the PubCo Holdings Group, as applicable) shall be increased by the amount of such Discount in accordance with Section 7.9; provided further, that the contribution of such net proceeds shall in no event affect the Redeeming Holder’s right to receive the Cash Election Amount.

(iv)Each Redemption shall be deemed to have been effected on the applicable Redemption Date. Any Redeeming Holder redeeming Class A Units in accordance with this Agreement may request that the Class A Shares to be issued upon such Redemption be issued in a name other than such Redeeming Holder. Any Person or Persons in whose name or names any Class A Shares are issuable on any Redemption Date shall be deemed to have become, on such Redemption Date, the holder or holders of record of such shares.

(v)PubCo shall at all times keep available, solely for the purpose of issuance upon a Redemption, out of its authorized but unissued Class A Shares, such number of Class A Shares that shall be issuable upon the Redemption of all outstanding Class A Units (other than those Class A Units held by any member of the PubCo Holdings Group); provided, that nothing contained herein shall be construed to preclude PubCo from satisfying its obligations with respect to a Redemption by delivery of cash pursuant to a Cash Election or Class A Shares that are held in the treasury of PubCo. PubCo covenants that all Class A Shares to be issued upon a Redemption shall, upon issuance thereof, be validly issued, fully paid and non-assessable. In addition, for so long as the Class A Shares are listed on a National Securities Exchange, PubCo shall use its reasonable best efforts to cause all Class A Shares issued upon a Redemption to be listed on such National Securities Exchange at the time of such issuance.

(f)Call Right. Notwithstanding anything to the contrary in this Section 4.7, a Redeeming Holder shall be deemed to have offered to sell its Class A Units as described in any Redemption Notice to each member of the PubCo Holdings Group, and PubCo (or such other member(s) of the PubCo Holdings Group designated by PubCo) may, in its sole discretion, in accordance with this Section 4.7(f), elect to purchase directly and acquire such Class A Units on the Redemption Date by paying to the Redeeming Holder that number of Class A Shares the Redeeming Holder would otherwise receive pursuant to Section 4.7(e) or, if PubCo (or such designated member(s) of the PubCo Holdings Group) makes a Cash Election, the Cash Election Amount for such Class A Shares (the “Call Right”), whereupon PubCo (or such designated member(s) of the PubCo Holdings Group) shall acquire the Class A Units offered for redemption by the Redeeming Holder and shall become the owner thereof.

(g)Tax Matters.

(i)For U.S. federal income (and applicable state and local) tax purposes, each of the Redeeming Holder, the Company and PubCo (and any other member of the PubCo Holding Group), as the case may be, agree to treat each Redemption and, in the event PubCo (or another member of the PubCo Holdings Group) exercises its Call Right, each transaction between the Redeeming Holder and PubCo (or such other member of the PubCo Holdings Group), as a sale of such Redeeming Holder’s Class A Units (together with the same number Class V Shares) to PubCo (or such other member of the PubCo Holdings Group) in exchange for Class A Shares or cash, as applicable.

(ii)The issuance of Class A Shares upon a Redemption shall be made without charge to the Redeeming Holder for any stamp or other similar tax in respect of such issuance, except that if any such Class A Shares are to be issued in a name other than that of the Redeeming Holder, then the Person or Persons in whose names such shares are to be issued shall pay to PubCo the amount of any tax payable in respect of any Transfer involved in such issuance or establish to the satisfaction of PubCo that such tax has been paid or is not payable.

(iii)Each of the Company and PubCo shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable upon a Redemption (and the Redeeming Holder agrees to indemnify the Company and PubCo with respect to) such amounts as may be required to be deducted or withheld therefrom under the Code or any provision of applicable Law, and to the extent deduction and withholding is required, such deduction and withholding may be taken in Class A Shares. Prior to making such deduction or withholding, the Company shall use commercially reasonable efforts to give written notice to the Redeeming Holder and reasonably cooperate with such Redeeming Holder to reduce or avoid any such withholding. To the extent such amounts are so deducted or withheld and paid over to the relevant governmental authority, such amounts shall be treated for all purposes under this Agreement as having been paid to the Redeeming Holder, and, if withholding is taken in Class A Shares, the relevant withholding party shall be treated as having sold such Class A Shares on behalf of such Redeeming Holder for an amount of cash equal to the Fair Market Value thereof at the time of such deemed sale and paid such cash proceeds to the appropriate governmental authority.

(h)If (i) there is any reclassification, reorganization, recapitalization or other similar transaction pursuant to which the Class A Shares are converted or changed into another security, securities or other property (other than as a result of a subdivision or combination or any transaction subject to Section 4.1(j) or Section 4.1(l)), or (ii) except in connection with actions taken with respect to the capitalization of PubCo or the Company pursuant to Section 4.1(l), PubCo, by dividend or otherwise, distributes to all holders of the Class A Shares evidences of its Indebtedness or assets, including securities (including Class A Shares and any rights, options or warrants to all holders of the Class A Shares to subscribe for or to purchase or to otherwise acquire Class A Shares, or other securities or rights convertible into, redeemable for or exercisable for Class A Shares) but excluding (A) any cash dividend or distribution, (B) any such distribution of Indebtedness or assets, in either case (A) or (B) received by PubCo, directly or indirectly, from the Company in respect of the Class A Units, and (C) any exercise or redemption of PubCo Warrants pursuant to the terms of the Warrant Agreement, then upon any subsequent Redemption, in addition to the Class A Shares or the Cash Election Amount, as applicable, each Redeeming Holder shall be entitled to receive the amount of such security, securities or other property that such Redeeming Holder would have received if such Redemption had occurred immediately prior to the effective date of such reclassification, reorganization, recapitalization, other similar transaction, dividend or other distribution, taking into account any adjustment as a result of any subdivision (by any split, distribution or dividend, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse split, reclassification, recapitalization or otherwise) of such security, securities or other property that occurs after the effective time of such reclassification, reorganization, recapitalization or other similar transaction. If there is any reclassification, reorganization, recapitalization or other similar transaction in which the Class A Shares are converted or changed into another security, securities or other property, or any dividend or distribution (other than an excluded dividend or distribution, as described above in clauses (A), (B) or (C)), this Section 4.7 shall continue to be applicable, mutatis mutandis, with respect to such security or other property.

(i)Automatic Redemption of Designated Holders. Immediately prior to an Initial Business Combination (or, in the case of a proposed business combination involving U.S. real property interests, immediately prior to signing any definitive agreement in respect of such a business combination), all Units held by any Designated Holders shall automatically (i) in the case of any Class B Units, be converted into Class A Units in accordance with the provisions of Section 4.2(c) and (ii) following such conversion, if any, be redeemed for Class A Shares (together with the cancellation of a corresponding number of Class V Shares) in accordance with this Section 4.7 (such conversion and Redemption, a “Designated Holder Redemption”). The Company shall deliver written notice to any such Designated Holder of an intended Designated

Holder Redemption pursuant to this Section 4.7(i) (a “Designated Holder Redemption Notice”) as soon as reasonably practicable following the date upon which such Designated Holder Redemption is effected (such date, the “Designated Holder Redemption Date”), indicating in such notice the number of Class A Shares issued to such Designated Holder in the Designated Holder Redemption; provided, however, that such Designated Holder Redemption Notice shall only be provided to a Designated Holder after the Managing Member determines that providing such notice would not impart material non-public information with respect to PubCo to the Designated Holder. From and after the Designated Holder Redemption Date, (x) the Units, Class V Shares subject to such Designated Holder Redemption shall be deemed to be transferred to PubCo on the Designated Holder Redemption Date and (y) such Designated Holder shall cease to have any rights with respect to the Units, Class V Shares subject to such Designated Holder Redemption (other than the right to receive Class A Shares pursuant to such Designated Holder Redemption). The Designated Holders shall take all actions reasonably requested by the Managing Member to effect such Designated Holder Redemption, including taking any action and delivering any document required to effect a Designated Holder Redemption.

(j)No Redemption shall impair the right of the Redeeming Holder to receive any distributions payable on the Class A Units redeemed pursuant to such Redemption in respect of a record date that occurs prior to the Redemption Date for such Redemption. For the avoidance of doubt, no Redeeming Holder, or a Person designated by a Redeeming Holder to receive Class A Shares, shall be entitled to receive, with respect to such record date, distributions or dividends both on Class A Units redeemed by the Company from such Redeeming Holder and on Class A Shares received by such Redeeming Holder, or other Person so designated, if applicable, in such Redemption.

ARTICLE V

ALLOCATIONS OF PROFITS AND LOSSES

Section 5.1Profits and Losses.

(a)Pre-Equalization.

(i)For any Fiscal Year or other allocation period ending on or prior to the Equalization Date, except as set forth in Section 5.4, Profit and Loss of the Company for such Fiscal Year or other allocation period shall be allocated to the Members as follows:

(A)prior to an Initial Business Combination, to the Class A Members pro rata in accordance with the number of Class A Units held by each such Member; and

(B)after an Initial Business Combination, to all of the Members, pro rata in accordance with the number of Units held by each such Member;

(ii)For any Fiscal Year in which distributions are actually made to holders of Class B Units, if necessary after all other allocations have been tentatively made pursuant to this Section 5.1 and Section 5.2 to cause the Capital Accounts relating to any Class B Units to be equal (immediately before such distributions and so as to avoid negative Capital Accounts) to the amounts distributed to the holders of the Class B Units, the Managing Member, in its discretion, may allocate appropriate items of gross income that are accrued and realized following the issuance of the relevant Class B Units to the holders of such Class B Units. If there are insufficient items of gross income allocated to the holders of the Class B Units, then such distributions shall, to the extent of such excess, be treated as “guaranteed payments” within the meaning of Section 707(c) of the Code.

(b)Post-Equalization. For any Fiscal Year or other allocation period beginning after the Equalization Date, subject to Section 5.4, Profits and Losses (and, to the extent determined by the Managing Member to be necessary and appropriate to achieve the resulting Capital Account balances described below, any allocable items of income, gain, loss, deduction or credit includable in the computation of Profits and Losses) for each Fiscal Year or other allocation period shall be allocated among the Members during such Fiscal Year or other allocation period in a manner such that, after giving effect to the special allocations set forth in Section 5.2 and all distributions through the end of such Fiscal Year or other allocation period, the Capital Account balance of each Member, immediately after making such allocation, is, as nearly as possible, equal to (i) the amount such Member would receive pursuant to Section 11.3(c) if all assets of the Company on hand at the end of such Fiscal Year or other taxable period were sold for cash equal to their Gross Asset Values, all liabilities of the Company were satisfied in cash in accordance with their terms (limited with respect to each nonrecourse liability to the Gross Asset Value of the assets securing such liability), and all remaining or resulting cash was distributed, in accordance with Section 11.3(c), to the Members immediately after making such allocation, minus (ii) such Member’s share of Company Minimum Gain and Member Minimum Gain, computed immediately prior to the hypothetical sale of assets, and the amount any such Member is treated as obligated to contribute to the Company, computed immediately after the hypothetical sale of assets.

Section 5.2Special Allocations.

(a)Nonrecourse Deductions for any Fiscal Year or other taxable period shall be specially allocated to the Members on a pro rata basis, in accordance with the number of Units owned by each Member as of the last day of such Fiscal Year or other taxable period. The amount of Nonrecourse Deductions for a Fiscal Year or other taxable period shall equal the excess, if any, of the net increase, if any, in the amount of Company Minimum Gain during that Fiscal Year or other taxable period over the aggregate amount of any distributions during that Fiscal Year or other taxable period of proceeds of a Nonrecourse Liability that are allocable to an increase in Company Minimum Gain, determined in accordance with the provisions of Treasury Regulations Section 1.704-2(d).

(b)Any Member Nonrecourse Deductions for any Fiscal Year or other taxable period shall be specially allocated to the Member who bears economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Treasury Regulations Section 1.704-2(i). If more than one Member bears the economic risk of loss for such Member Nonrecourse Debt, the Member Nonrecourse Deductions attributable to such Member Nonrecourse Debt shall be allocated among the Members according to the ratio in which they bear the economic risk of loss. This Section 5.2(b) is intended to comply with the provisions of Treasury Regulations Section 1.704-2(i) and shall be interpreted consistently therewith.

(c)Notwithstanding any other provision of this Agreement to the contrary, if there is a net decrease in Company Minimum Gain during any Fiscal Year or other taxable period (or if there was a net decrease in Company Minimum Gain for a prior Fiscal Year or other taxable period and the Company did not have sufficient amounts of income and gain during prior periods to allocate among the Members under this Section 5.2(c)), each Member shall be specially allocated items of Company income and gain for such Fiscal Year or other taxable period in an amount equal to such Member’s share of the net decrease in Company Minimum Gain during such year (as determined pursuant to Treasury Regulations Section 1.704-2(g)(2)). This section is intended to constitute a minimum gain chargeback under Treasury Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

(d)Notwithstanding any other provision of this Agreement except Section 5.2(c), if there is a net decrease in Member Minimum Gain during any Fiscal Year or other taxable period (or if there was a net decrease in Member Minimum Gain for a prior Fiscal Year or other taxable period and the Company did not have sufficient amounts of income and gain during prior periods to allocate among the Members under this Section 5.2(d)), each Member shall be specially allocated items of Company income and gain for such year in an amount equal to such Member’s share of the net decrease in Member Minimum Gain (as determined pursuant to Treasury Regulations Section 1.704-2(i)(4)). This section is intended to constitute a partner nonrecourse debt minimum gain chargeback under Treasury Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

(e)Notwithstanding any provision hereof to the contrary except Section 5.2(a) and Section 5.2(b), no Losses or other items of loss or expense shall be allocated to any Member to the extent that such allocation would cause such Member to have an Adjusted Capital Account Deficit (or increase any existing Adjusted Capital Account Deficit) at the end of such Fiscal Year or other taxable period. All Losses and other items of loss and expense in excess of the limitation set forth in this Section 5.2(e) shall be allocated to the Members who do not have an Adjusted Capital Account Deficit in proportion to their relative positive Capital Accounts (as adjusted pursuant to clauses (a) and (b) of the definition of “Adjusted Capital Account Deficit”) but only to the extent that such Losses and other items of loss and expense do not cause any such Member to have an Adjusted Capital Account Deficit.

(f)Notwithstanding any provision hereof to the contrary except Section 5.2(c) and Section 5.2(d), in the event any Member unexpectedly receives any adjustment, allocation or distribution described in paragraph (4), (5) or (6) of Treasury Regulations Section 1.704-1(b)(2)(ii)(d), items of income and gain (consisting of a pro rata portion of each item of income, including gross income, and gain for the Fiscal Year or other taxable period) shall be specially allocated to such Member in an amount and manner sufficient to eliminate any Adjusted Capital Account Deficit of that Member as quickly as possible; provided that an allocation pursuant to this Section 5.2(f) shall be made only if and to the extent that such Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article V have been tentatively made as if this Section 5.2(f) were not in this Agreement. This Section 5.2(f) is intended to constitute a qualified income offset under Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

(g)If any Member has an Adjusted Capital Account Deficit at the end of any Fiscal Year or other taxable period, that Member shall be specially allocated items of Company income and gain in the amount of such deficit as quickly as possible, provided that an allocation pursuant to this Section 5.2(g) shall be made only if and to the extent that such Member would have a deficit after all other allocations provided for in this Article V have been tentatively made as if Section 5.2(f) and this Section 5.2(g) were not in this Agreement.

(h)To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Sections 734(b) (including any such adjustments pursuant to Treasury Regulation Section 1.734-2(b)(1)) is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(2) or 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as a result of a distribution to any Member in complete liquidation of such Member’s Interest, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such item of gain or loss shall be allocated to the Members in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(2) if such section applies or to the Member to whom such distribution was made if Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

(i)The allocations set forth in Sections 5.2(a) through 5.2(h) (the “Regulatory Allocations”) are intended to comply with certain requirements of Treasury Regulations Sections 1.704-1(b) and 1.704-2. Notwithstanding any other provision of this Article V (other than the Regulatory Allocations), the Regulatory Allocations (and anticipated future Regulatory Allocations) shall be taken into account in allocating other items of income, gain, loss and deduction among the Members so that, to the extent possible, the net amount of such allocation of other items and the Regulatory Allocations to each Member should be equal to the net amount that would have been allocated to each such Member if the Regulatory Allocations had not occurred. This Section 5.2(i) is intended to minimize to the extent possible and to the extent necessary any economic distortions that may result from application of the Regulatory Allocations and shall be interpreted in a manner consistent therewith.

(j)Items of income, gain, loss, deduction or credit resulting from a Covered Audit Adjustment shall be allocated to the Members in accordance with the applicable provisions of the Partnership Tax Audit Rules.

(k)Special Fungibility Allocations.

(i)Notwithstanding the provisions of Section 5.1, but subject to and after taking into account any allocations or other adjustments pursuant to Section 5.2(l), if any Non-Fungible Class B Units are outstanding at the time of any adjustment to the Gross Asset Values of Company assets pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(f) and clause (b) of the definition of “Gross Asset Value”:

(A)such adjustment to the Gross Asset Values shall be determined based on, (x) if the Class A Shares trade on a securities exchange or automated or electronic quotation system, the closing price for a Class A Share on the principal U.S. securities exchange or automated or electronic quotation system on which the Class A Shares trade, as reported by Bloomberg, L.P., or its successor, for the last full Trading Day immediately prior the date of such adjustment, or (y) if the Class A Shares no longer trade on a securities exchange or automated or electronic quotation system, the Fair Market Value of one Class A Share, and in each case, by assuming such closing price or Fair Market Value, as applicable, already takes into account the effect of the conversion rights of any then-outstanding Class B Units pursuant to Section 4.2(c) or Section 4.7(i);

(B)any items of gain included in clause (c) of the definition of “Profits” or “Losses” realized in connection with such adjustment shall (x) first, be allocated to the Members holding Class B Units, pro rata in accordance with the number of Non-Fungible Class B Units held by each such Member or as otherwise reasonably determined by the Managing Member, until each Member’s Class B Capital Account equals its Class B Fungibility Target Balance, and (y) then allocated to the Members, pro rata; and

(C)any items of loss included in clause (c) of the definition of “Profits” or “Losses” realized in connection with such adjustment shall (x) first, be allocated to the Members, pro rata in accordance with the number of Class A Units and Fungible Class B Units held by each such Member until each Member’s Class B Capital Account equals its Class B Fungibility Target Balance, and (y) then allocated to the Members, pro rata;

provided, however, in the event of a liquidation of the Company prior to an Initial Business Combination, prior to any distribution pursuant to Section 11.3(c)(iii)(A), any items of gain or loss included in clause (c) of the definition of “Profits” or “Losses” realized in connection with such an adjustment shall be allocated to the Members to the extent necessary such that a Member holding Founder Units is not entitled to any distributions with respect to funds in the Trust Account with respect to any such Founder Units.

(ii)For any Fiscal Year in which any Member elects, pursuant to Section 4.2(c), to convert a number of Class B Units that, but for this Section 5.2(k)(ii), would be in excess of such Member’s Fungible Class B Units, after all other allocations have been tentatively made pursuant to Section 5.1 and this Section 5.2 (including, for the avoidance of doubt, allocations pursuant to Section 5.2(k)(i) in connection with such conversion), based on an interim closing of the books pursuant to Section 706 of the Code as of the applicable Class B Conversion Date, the Managing Member shall, to the maximum extent possible and to the minimum extent required to cause such Member to have a number of Fungible Class B Units equal to the number of Class B Units to be so converted, allocate to such Member appropriate items of gross income. In the event that the Company has insufficient items of gross income to make allocations to all Members making such election, the available items of gross income shall be allocated to such Members as reasonably determined by the Managing Member; provided that in the case of a Designated Holder Redemption, any excess amount required to cause the Class B Units held by any Designated Holder to be Fungible Class B Units shall be allocated to such Designated Holder and treated as a “guaranteed payment” within the meaning of Section 707(c) of the Code (and solely for the purposes of maintaining such Member’s Capital Account shall be made as if such guaranteed payment were recontributed to the Company).

(iii)The Members agree that the intent of this Section 5.2(k) is to cause, to the greatest extent possible, the Capital Account balance associated with each Class B Unit to be equivalent to the Capital Account balance associated with each Class A Unit (and, to the greatest extent possible, for such equivalency to be achieved through adjustments to the Gross Asset Values of the Company properties described in clause (c) of the definition of “Profits” or “Losses”). The Managing Member shall be permitted to interpret or amend this Section 5.2(k) as necessary and consistent with such intention and to make allocations in any manner as reasonably necessary to implement such intent.

(l)Special Allocations Regarding Company Warrants and Other Noncompensatory Options. Upon an exercise of a Company Warrant or other noncompensatory option to acquire a Class A Unit or other Equity Security of the Company:

(i)An adjustment shall be made to the Gross Asset Value of Company assets in accordance with Treasury Regulations Sections 1.704-1(b)(2)(iv)(f) and 1.704-1(b)(2)(iv)(s)(1) and clause (b) of the definition of “Gross Asset Value” as of immediately after the exercise of such option.

(ii)The Capital Account of the holder of the Class A Unit (or other Equity Security of the Company) acquired upon the exercise of such option will be credited with the amount paid for the option and the exercise price of the option in accordance with Treasury Regulations Sections 1.704-1(b)(2)(iv)(b) and 1.704-1(b)(2)(iv)(d)(4) and Section 4.5(a)(ii).

(iii)To the extent that, after crediting such holder’s Capital Account in accordance with Section 5.2(l)(ii), such holder’s Capital Account balance, to the extent attributable to such Class A Unit (or other Equity Security of the Company) received upon the exercise of such option, is not equal to the NCO Target Balance, (A) such holder shall be allocated any unrealized income, gain or loss in Company assets (that has not been reflected in the Members’ Capital Accounts previously) to the extent necessary to cause such holder’s Capital Account balance, to the extent attributable to such Class A Unit (or other Equity Security of the Company) received upon the exercise of such option, to equal the NCO Target Balance, and (B) thereafter, any remaining amounts of such unrealized income, gain or loss shall be allocated in accordance with the other provisions of Section 5.1 and this Section 5.2, in each case, accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(s)(2).

(iv)If after making the foregoing allocations, such holder’s Capital Account balance, to the extent attributable to such Class A Unit (or other Equity Security of the Company) received upon the exercise of such option, is still not equal to the NCO Target Balance, the Members’ Capital Accounts shall be reallocated to the extent to the extent necessary to cause such holder’s Capital Account balance, to the extent attributable to such Class A Unit (or other Equity Security of the Company) received upon the exercise of such option, to equal the NCO Target Balance, in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(s)(3); provided that, for the avoidance of doubt, any such reallocation shall be made, to the greatest extent possible, consistent with the intentions of Section 5.2(k) of causing the Capital Account balance associated with each Class B Unit to be (and remain) equivalent to the Capital Account balance associated with each Class A Unit, as determined by the Managing Member.

Section 5.3Allocations for Tax Purposes in General.

(a)Except as otherwise provided in this Section 5.3, each item of income, gain, loss, deduction, and credit of the Company for U.S. federal income tax purposes shall be allocated among the Members in the same manner as such item is allocated under Sections 5.1 and 5.2.

(b)In accordance with Code Section 704(c) and the Treasury Regulations thereunder (including the Treasury Regulations applying the principles of Code Section 704(c) to changes in Gross Asset Values), items of income, gain, loss and deduction with respect to any Company property having a Gross Asset Value that differs from such property’s adjusted U.S. federal income tax basis shall, solely for U.S. federal income tax purposes, be allocated among the Members to account for any such difference using such method or methods as determined by the Managing Member to be appropriate and in accordance with the applicable Treasury Regulations.

(c)Any (i) recapture of depreciation or any other item of deduction shall be allocated, in accordance with Treasury Regulations Sections 1.1245-1(e) and 1.1254-5, to the Members who received the benefit of such deductions, and (ii) recapture of grants or credits shall be allocated to the Members in accordance with applicable law.

(d)Tax credits of the Company shall be allocated among the Members as provided in Treasury Regulation Sections 1.704-1(b)(4)(ii) and 1.704-1(b)(4)(viii).

(e)Allocations pursuant to this Section 5.3 are solely for purposes of U.S. federal, state and local taxes and shall not affect or in any way be taken into account in computing any Member’s Capital Account or share of Profits, Losses, other items or distributions pursuant to any provision of this Agreement.

(f)If, as a result of an exercise of a noncompensatory option to acquire an interest in the Company (including any Company Warrant), a Capital Account reallocation is required under Section 5.2(l)(iv) or Treasury Regulations Section 1.704-1(b)(2)(iv)(s)(3), the Company shall make corrective allocations pursuant to Treasury Regulations Section 1.704-1(b)(4)(x).

Section 5.4Other Allocation Rules.

(a)The Members are aware of the income tax consequences of the allocations made by this Article V and the economic impact of the allocations on the amounts receivable by them under this Agreement. The Members hereby agree to be bound by the provisions of this Article V in reporting their share of Company income and loss for income tax purposes.

(b)The provisions regarding the establishment and maintenance for each Member of a Capital Account as provided by Section 4.5 and the allocations set forth in Sections 5.1, 5.2 and 5.3 are intended to comply with the Treasury Regulations and to reflect the intended economic entitlement of the Members. If the Managing Member determines, in its sole discretion, that the application of the provisions in Section 4.5, 5.1, 5.2 or 5.3 would result in non-compliance with the Treasury Regulations or would be inconsistent with the intended economic entitlement of the Members, the Managing Member is authorized to make any appropriate adjustments to such provisions.

(c)All items of income, gain, loss, deduction and credit allocable to an interest in the Company that may have been Transferred shall be allocated between the Transferor and the Transferee in accordance with a method determined by the Managing Member and permissible under Code Section 706 and the Treasury Regulations thereunder.

(d)The Members’ proportionate shares of the “excess nonrecourse liabilities” of the Company, within the meaning of Treasury Regulations Section 1.752-3(a)(3), shall be allocated to the Members on a pro rata basis, in accordance with the number of Units owned by each Member.

(e)The Managing Member shall amend this Article V from time to time to reflect the allocation of Profit and Loss in connection with priority distributions on any preferred units or other Equity Securities that may be issued by the Company (other than Units).

(f)The Managing Member may amend or interpret the provisions of this Article V as, in the Managing Member’s reasonable discretion, may be necessary or appropriate to comply with the applicable Treasury Regulations or other legal requirements and to properly reflect the economic intent of this Agreement.

ARTICLE VI

DISTRIBUTIONS

Section 6.1Distributions.

(a)Distributions. To the extent permitted by applicable Law and hereunder, and except as otherwise provided in Section 6.2 and Section 11.3, distributions to Members may be declared by the Managing Member out of funds legally available therefor in such amounts and on such terms (including the payment dates of such distributions) as the Managing Member shall determine using such record date as the Managing Member may designate. Any such distribution shall be made to the Members as of the close of business on such record date on a pro rata basis in accordance with the number of Units held by each such Member. For the avoidance of doubt, repurchases or Redemptions made in accordance with Section 4.1(i), Section 4.7 or payments made in accordance with Sections 7.4 or 7.9 need not be on a pro rata basis. Notwithstanding any other provision herein to the contrary, no distributions shall be made to any Member to the extent such distribution would render the Company insolvent or violate the Act. For purposes of the foregoing sentence, insolvency means the inability of the Company to meet its payment obligations when due. Promptly following the designation of a record date and the declaration of a distribution pursuant to this Section 6.1, the Managing Member shall give notice to each Member of the record date, the amount and the terms of the distribution and the payment date thereof.

(b)Successors. For purposes of determining the amount of distributions, each Member shall be treated as having made the Capital Contributions and as having received the distributions made to or received by its predecessors in respect of any of such Member’s Units.

(c)Distributions In-Kind. Except as otherwise provided in this Agreement, any distributions may be made in cash or in kind, or partly in cash and partly in kind, as determined by the Managing Member. In the event of any distribution of (i) property in kind or (ii) both cash and property in kind, each Member shall be distributed its proportionate share of any such cash so distributed and its proportionate share of any such property so distributed in kind (based on the Fair Market Value of such property).

Section 6.2Tax-Related Distributions. The Company shall, subject to any restrictions contained in any agreement to which the Company is bound, make distributions out of legally available funds, at such times and in such amounts as the Managing Member reasonably determines to be necessary to cause a distribution to the PubCo Holdings Group, in the aggregate, sufficient to enable the PubCo Holdings Group to timely satisfy any PubCo Tax-Related Liabilities, as follows:

(a)prior to an Initial Business Combination, to the Class A Members pro rata in accordance with the number of Class A Units held by each such Member; and

(b)after an Initial Business Combination, to all of the Members, pro rata in accordance with the number of Units held by each such Member.

Section 6.3Distribution Upon Withdrawal. No withdrawing Member shall be entitled to receive any distribution or the value of such Member’s Interest as a result of withdrawal from the Company prior to the liquidation of the Company, except as specifically provided in this Agreement.

Section 6.4Issuance of Additional Equity Securities. This Article VI shall be subject to and, to the extent necessary, amended to reflect the issuance by the Company of any additional Equity Securities.

ARTICLE VII

MANAGEMENT

Section 7.1The Managing Member; Fiduciary Duties.

(a)PubCo shall be the sole Managing Member of the Company. Except as otherwise required by Law, (i) the Managing Member shall have full and complete charge of all affairs of the Company, (ii) the management and control of the Company’s business activities and operations shall rest exclusively with the Managing Member, and the Managing Member shall make all decisions regarding the business, activities and operations of the Company (including the incurrence of costs and expenses) in its sole discretion without the consent of any other Member and (iii) the Members other than the Managing Member (in their capacity as such) shall not participate in the control, management, direction or operation of the activities or affairs of the Company and shall have no power to act for or bind the Company.

(b)In connection with the performance of its duties as the Managing Member of the Company, except as otherwise set forth herein, the Managing Member acknowledges that it will owe to the Members the same fiduciary duties as it would owe to the stockholders of a Delaware corporation if it were a member of the board of directors of such a corporation and the Members were stockholders of such corporation. The Members acknowledge that the Managing Member will take action through its board of directors, and that the members of the Managing

Member’s board of directors will owe comparable fiduciary duties to the stockholders of the Managing Member.

Section 7.2Officers.

(a)The Managing Member may appoint, employ or otherwise contract with any Person for the transaction of the business of the Company or the performance of services for or on behalf of the Company, and the Managing Member may delegate to any such Persons such authority to act on behalf of the Company as the Managing Member may from time to time deem appropriate.

(b)Except as otherwise set forth herein, the Chief Executive Officer will be responsible for the general and active management of the business of the Company and its Subsidiaries and will see that all orders of the Managing Member are carried into effect. The Chief Executive Officer will report to the Managing Member and have the general powers and duties of management usually vested in the office of president and chief executive officer of a corporation organized under the DGCL, subject to the terms of this Agreement, and will have such other powers and duties as may be prescribed by the Managing Member or this Agreement. The Chief Executive Officer will have the power to execute bonds, mortgages and other contracts requiring a seal, under the seal of the Company, except where required or permitted by Law to be otherwise signed and executed, and except where the signing and execution thereof will be expressly delegated by the Managing Member to some other Officer or agent of the Company.

(c)Except as set forth herein, the Managing Member may appoint Officers at any time, and the Officers may include a president, one or more vice presidents, a secretary, one or more assistant secretaries, a chief financial officer, a general counsel, a treasurer, one or more assistant treasurers, a chief operating officer, an executive chairman, and any other officers that the Managing Member deems appropriate. Except as set forth herein, the Officers will serve at the pleasure of the Managing Member, subject to all rights, if any, of such Officer under any contract of employment. Any individual may hold any number of offices, and an Officer may, but need not, be a Member of the Company. The Officers will exercise such powers and perform such duties as specified in this Agreement or as determined from time to time by the Managing Member.

(d)Subject to this Agreement and to the rights, if any, of an Officer under a contract of employment, any Officer may be removed, either with or without cause, by the Managing Member. Any Officer may resign at any time by giving written notice to the Managing Member. Any resignation will take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation will not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Company under any contract to which the Officer is a party. A vacancy in any office because of death, resignation, removal, disqualification or any other cause will be filled in the manner prescribed in this Agreement for regular appointments to that office.

(e)The Officers, in the performance of their duties as such, shall owe to the Company and the Members duties of loyalty and due care of the type owed by the officers of a corporation to such corporation and its shareholders under the DGCL.

Section 7.3Warranted Reliance by Officers on Others. In exercising their authority and performing their duties under this Agreement, the Officers shall be entitled to rely on information, opinions, reports or statements of the following Persons or groups unless they have actual knowledge concerning the matter in question that would cause such reliance to be unwarranted:

(a)one or more employees or other agents of the Company or subordinates whom the Officer reasonably believes to be reliable and competent in the matters presented; and

(b)any attorney, public accountant or other Person as to matters which the Officer reasonably believes to be within such Person’s professional or expert competence.

Section 7.4Indemnification. The Company shall indemnify and hold harmless, to the fullest extent permitted by applicable Law as it presently exists or may hereafter be amended (provided, that no such amendment shall limit a Covered Person’s rights to indemnification hereunder with respect to any actions or events occurring prior to such amendment except to the extent required by a non-waivable and non-modifiable provision of applicable Law), any person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was entitled to indemnification under the Existing LLC Agreement, a Member, an Officer, the Managing Member, the Company Representative or the Designated Individual or is or was serving at the request of the Company as a member, director, officer, trustee, employee or agent of another limited liability company or of a corporation, partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (a “Covered Person”), whether the basis of such Proceeding is alleged action in an official capacity as a member, director, officer, trustee, employee or agent, or in any other capacity while serving as a member, director, officer, trustee, employee or agent, against all expenses, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred or suffered by such Covered Person in connection with such Proceeding, unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of such act or omission, and taking into account the acknowledgements and agreements set forth in this Agreement, (x) such Covered Person engaged in a bad faith violation of the implied contractual covenant of good faith and fair dealing or a bad faith violation of this Agreement or (y) such Covered Person would not be so entitled to be indemnified and held harmless if the Company were a corporation organized under the laws of the State of Delaware that indemnified and held harmless its directors, officers, employees and agents to the fullest extent permitted by Section 145 of the DGCL as in effect on the date of this Agreement (but including any expansion of rights to indemnification thereunder from and after the date of this Agreement). The Company shall, to the fullest extent not prohibited by applicable Law as it presently exists or may hereafter be amended (provided, that no such amendment shall limit a Covered Person’s rights to indemnification hereunder with respect to any actions or events occurring prior to such amendment except to the extent required by a non-waivable and non-modifiable provision of applicable Law), pay the expenses (including attorneys’ fees) incurred by a Covered Person in defending any Proceeding in advance of its final disposition; provided, however, that such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the

Covered Person to repay all amounts advanced if it should be ultimately determined by final judicial decision from which there is no further right to appeal that the Covered Person is not entitled to be indemnified under this Section 7.4 or otherwise. The rights to indemnification and advancement of expenses under this Section 7.4 shall be contract rights and such rights shall continue as to a Covered Person who has ceased to be a member, director, officer, trustee, employee or agent and shall inure to the benefit of his heirs, executors and administrators. Notwithstanding the foregoing provisions of this Section 7.4, except for Proceedings to enforce rights to indemnification and advancement of expenses, the Company shall indemnify and advance expenses to a Covered Person in connection with a Proceeding (or part thereof) initiated by such Covered Person only if such Proceeding (or part thereof) was authorized by the Managing Member.

Section 7.5Maintenance of Insurance or Other Financial Arrangements. To the extent permitted by applicable Law, the Company (with the approval of the Managing Member) may purchase and maintain insurance or make other financial arrangements on behalf of any Person who is or was a Member, employee or agent of the Company, or at the request of the Company is or was serving as a manager, director, officer, employee or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise, for any Liability asserted against such Person and Liability and expenses incurred by such Person in such Person’s capacity as such, or arising out of such Person’s status as such, whether or not the Company has the authority to indemnify such Person against such Liability and expenses.

Section 7.6Resignation or Termination of Managing Member. PubCo shall not, by any means, resign as, cease to be or be replaced as Managing Member except in compliance with this Section 7.6. No termination or replacement of PubCo as Managing Member shall be effective unless proper provision is made, in compliance with this Agreement, so that the obligations of PubCo, its successor (if applicable) and any new Managing Member and the rights of all Members under this Agreement and applicable Law remain in full force and effect. No appointment of a Person other than PubCo (or its successor, as applicable) as Managing Member shall be effective unless PubCo (or its successor, as applicable) and the new Managing Member (as applicable) provide all other Members with contractual rights, directly enforceable by such other Members against PubCo (or its successor, as applicable) and the new Managing Member (as applicable), to cause (a) PubCo to comply with all PubCo’s obligations under this Agreement (including its obligations under Section 4.7) other than those that must necessarily be taken in its capacity as Managing Member and (b) the new Managing Member to comply with all the Managing Member’s obligations under this Agreement.

Section 7.7No Inconsistent Obligations. The Managing Member represents that it does not have any contracts, other agreements, duties or obligations that are inconsistent with its duties and obligations (whether or not in its capacity as Managing Member) under this Agreement and covenants that, except as permitted by Section 7.1, it will not enter into any contracts or other agreements or undertake or acquire any other duties or obligations that are inconsistent with such duties and obligations.

Section 7.8Reclassification Events of PubCo. If a Reclassification Event occurs, the Managing Member or its successor, as the case may be, shall, as and to the extent necessary, amend this Agreement in compliance with Section 12.1, and enter into any necessary supplementary or additional agreements, to ensure that following the effective date of the Reclassification Event: (i) the Redemption Rights of holders of Class A Units set forth in Section 4.7 provide that each Class A Unit (together with the surrender and delivery of one Class V Share) is redeemable for the same amount and same type of property, securities or cash (or combination thereof) that one Class A Share becomes exchangeable for or converted into as a result of the Reclassification Event and (ii) PubCo or the successor to PubCo, as applicable, is obligated to deliver such property, securities or cash upon such Redemption. PubCo shall not consummate or agree to consummate any Reclassification Event unless the successor Person, if any, becomes obligated to comply with the obligations of PubCo (in whatever capacity) under this Agreement.

Section 7.9Certain Costs and Expenses. The Company shall (a) pay, or cause to be paid, all costs, fees, operating expenses and other expenses of the Company and its Subsidiaries (including the costs, fees and expenses of attorneys, accountants or other professionals and the compensation of all personnel providing services to the Company and its Subsidiaries) incurred in pursuing and conducting, or otherwise related to, the activities of the Company and (b) in the Good Faith discretion of the Managing Member, reimburse the Managing Member for any costs, fees or expenses incurred by it in connection with serving as the Managing Member. To the extent that the Managing Member determines in its Good Faith discretion that such expenses are related to the business and affairs of the Managing Member that are conducted through the Company and/or its Subsidiaries (including expenses that relate to the business and affairs of the Company and/or its Subsidiaries and that also relate to other activities of the Managing Member or any other member of the PubCo Holdings Group), the Managing Member may cause the Company to pay or bear all expenses of the PubCo Holdings Group, including, without limitation, franchise taxes, costs of securities offerings not borne directly by Members, board of directors compensation and meeting costs, costs of periodic reports to stockholders of PubCo, litigation costs and damages arising from litigation, accounting and legal costs; provided that the Company shall not pay or bear any PubCo Tax-Related Liabilities of any member of the PubCo Holdings Group (but the Company shall be entitled to make distributions in respect of these obligations pursuant to Article VI). In the event that (i) Class A Shares or other Equity Securities of PubCo were sold to underwriters in the IPO or any public offering after the Effective Time, in each case, at a price per share that is lower than the price per share for which such Class A Shares or other Equity Securities of PubCo are sold to the public in such public offering after taking into account any Discounts and (ii) the proceeds from such public offering are used to fund the Cash Election Amount for any redeemed Units or otherwise contributed to the Company, the Company shall reimburse the applicable member of the PubCo Holdings Group for such Discount by treating such Discount as an additional Capital Contribution made by such member of the PubCo Holdings Group to the Company, issuing Units in respect of such deemed Capital Contribution in accordance with Section 4.7(e)(ii), and increasing the Capital Account of such member of the PubCo Holdings Group by the amount of such Discount. For the avoidance of doubt, any payments made to or on behalf of any member of the PubCo Holdings Group pursuant to this Section 7.9 shall not be treated as a distribution pursuant to Section 6.1(a) but shall instead be treated as an expense of the Company.

ARTICLE VIII

ROLE OF MEMBERS

Section 8.1Rights or Powers.

(a)Other than the Managing Member, the Members, acting in their capacity as Members, shall not have any right or power to take part in the management or control of the Company or its business and affairs or to act for or bind the Company in any way. Notwithstanding the foregoing, the Members have all the rights and powers specifically set forth in this Agreement and, to the extent not inconsistent with this Agreement, in the Act. A Member, any Affiliate thereof or an employee, stockholder, agent, director or officer of a Member or any Affiliate thereof, may also be an employee or be retained as an agent of the Company. The existence of these relationships and acting in such capacities will not result in the Member (other than the Managing Member) being deemed to be participating in the control of the business of the Company or otherwise affect the limited liability of the Member. Except as specifically provided herein, a Member (other than the Managing Member) shall not, in its capacity as a Member, take part in the operation, management or control of the Company’s business, transact any business in the Company’s name or have the power to sign documents for or otherwise bind the Company.

(b)The Company shall promptly (but in any event within three business days) notify the Members in writing if, to the Company’s knowledge, for any reason, it would be an “investment company” within the meaning of the Investment Company Act of 1940 (the “Investment Company Act”), as amended, but for the exceptions provided in Section 3(c)(1) or 3(c)(7) thereunder.

Section 8.2Voting.

(a)Meetings of the Members may be called upon the written request of Members holding at least 50% of the outstanding Units. Such request shall state the location of the meeting and the nature of the business to be transacted at the meeting. Written notice of any such meeting shall be given to all Members not less than two Business Days and not more than 30 days prior to the date of such meeting. Members may vote in person, by proxy or by telephone at any meeting of the Members and may waive advance notice of such meeting. Whenever the vote or consent of Members is permitted or required under this Agreement, such vote or consent may be given at a meeting of the Members or may be given in accordance with the procedure prescribed in this Section 8.2. Except as otherwise expressly provided in this Agreement, the affirmative vote of the Members holding a majority of the outstanding Units shall constitute the act of the Members.

(b)Each Member may authorize any Person or Persons to act for it by proxy on all matters in which such Member is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by such Member or its attorney-in-fact. No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Member executing it.

(c)Each meeting of Members shall be conducted by an Officer designated by the Managing Member or such other individual Person as the Managing Member deems appropriate.

(d)Any action required or permitted to be taken by the Members may be taken without a meeting if the requisite Members whose approval is necessary consent thereto in writing.

Section 8.3Various Capacities. The Members acknowledge and agree that the Members or their Affiliates will from time to time act in various capacities, including as a Member and as the Company Representative.

Section 8.4Investment Opportunities. To the fullest extent permitted by applicable law, the doctrine of corporate opportunity, or any analogous doctrine, shall not apply to any Member, any of their respective Affiliates, or any of their respective officers, directors, agents, shareholders, members, managers and partners (each, a “Business Opportunities Exempt Party”). The Company renounces any interest or expectancy of the Company in, or in being offered an opportunity to participate in, business opportunities that are from time to time presented to any Business Opportunities Exempt Party. No Business Opportunities Exempt Party who acquires knowledge of a potential transaction, agreement, arrangement or other matter that may be an opportunity for the Company or any of its subsidiaries shall have any duty to communicate or offer such opportunity to the Company. No amendment or repeal of this Section 8.4 shall apply to or have any effect on the liability or alleged liability of any Business Opportunities Exempt Party for or with respect to any opportunities of which any such Business Opportunities Exempt Party becomes aware prior to such amendment or repeal. Any Person purchasing or otherwise acquiring any interest in any Units shall be deemed to have notice of and consented to the provisions of this Section 8.4. Neither the alteration, amendment or repeal of this Section 8.4, nor the adoption of any provision of this Agreement inconsistent with this Section 8.4, shall eliminate or reduce the effect of this Section 8.4 in respect of any business opportunity first identified or any other matter occurring, or any cause of action, suit or claim that, but for this Section 8.4, would accrue or arise, prior to such alteration, amendment, repeal or adoption.

ARTICLE IX

TRANSFERS OF INTERESTS

Section 9.1Restrictions on Transfer.

(a)Except as provided in Section 4.7 and Section 9.1(c), no Member shall Transfer all or any portion of its Interest without the Managing Member’s prior written consent, which consent shall be granted or withheld in the Managing Member’s sole discretion. If, notwithstanding the provisions of this Section 9.1(a), all or any portion of a Member’s Interests are Transferred in violation of this Section 9.1(a), involuntarily, by operation of law or otherwise, then without limiting any other rights and remedies available to the other parties under this Agreement or otherwise, the Transferee of such Interest (or portion thereof) shall not be admitted to the Company as a Member or be entitled to any rights as a Member hereunder, and the Transferor will continue to be bound by all obligations hereunder, unless and until the Managing Member consents in writing to such admission, which consent shall be granted or withheld in the

Managing Member’s sole discretion. Any attempted or purported Transfer of all or a portion of a Member’s Interests in violation of this Section 9.1(a) shall be null and void and of no force or effect whatsoever. For the avoidance of doubt, the restrictions on Transfer contained in this Article IX shall not apply to the Transfer of any capital stock of PubCo; provided that no Class V Shares may be Transferred unless a corresponding number of Units are Transferred therewith in accordance with this Agreement.

(b)In addition to any other restrictions on Transfer herein contained, including the provisions of this Article IX, in no event may any Transfer or assignment of Interests by any Member be made (i) to any Person who lacks the legal right, power or capacity to own Interests; (ii) if such Transfer (A) would be considered to be effected on or through an “established securities market” or a “secondary market or the substantial equivalent thereof,” as such terms are used in Treasury Regulations Section 1.7704-1, (B) would result in the Company having more than 100 partners, within the meaning of Treasury Regulations Section 1.7704-1(h)(1) (determined taking into account the rules of Treasury Regulations Section 1.7704-1(h)(3)), or (C) would cause the Company to be treated as a “publicly traded partnership” within the meaning of Section 7704 of the Code or a successor provision or to be classified as a corporation pursuant to the Code or successor of the Code; (iii) if such Transfer would cause the Company to become, with respect to any employee benefit plan subject to Title I of ERISA, a “party-in-interest” (as defined in Section 3(14) of ERISA) or a “disqualified person” (as defined in Section 4975(e)(2) of the Code); (iv) if such Transfer would, in the opinion of counsel to the Company, cause any portion of the assets of the Company to constitute assets of any employee benefit plan pursuant to the Plan Asset Regulations or otherwise cause the Company to be subject to regulation under ERISA; (v) if such Transfer requires the registration of such Interests or any Equity Securities issued upon any exchange of such Interests, pursuant to any applicable U.S. federal or state securities Laws; or (vi) if such Transfer subjects the Company to regulation under the Investment Company Act or the Investment Advisors Act of 1940, each as amended (or any succeeding law). Any attempted or purported Transfer of all or a portion of a Member’s Interests in violation of this Section 9.1(b) shall be null and void and of no force or effect whatsoever.

(c)Notwithstanding any of the provisions in Section 9.1(a), but subject to all other provisions in this Article IX, Beard Sponsor may Transfer all or a portion of its Units to any of its members as of the date hereof without the consent of any other Member or Person.

(d)Notwithstanding the foregoing but subject to Section 9.1(b), the parties hereto agree that the Managing Member shall not unreasonably withhold consent to any Transfer of Units (i) by will or intestacy; (ii) as a bona fide gift or gifts; (iii) to any trust, partnership, limited liability company or other entity for the direct or indirect benefit of the holder or the immediate family of such holder; (iv) to any immediate family member or other dependent of the holder; (v) as a distribution to limited partners, members or stockholders of the holder; (vi) to the holder’s affiliates or to any investment fund or other entity controlled or managed by the holder; (vii) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under the foregoing clauses (i) through (vi); or (viii) pursuant to an order of a court or regulatory agency.

Section 9.2Notice of Transfer.

(a)Other than in connection with Transfers made pursuant to Section 4.7, each Member shall, after complying with the provisions of this Agreement, but in any event no later than three Business Days following any Transfer of Interests, give written notice to the Company of such Transfer. Each such notice shall describe the manner and circumstances of the Transfer.

(b)A Member making a Transfer (including a deemed Transfer for U.S. federal income tax purposes as described in Section 4.7(e)(iv)) permitted by this Agreement shall, unless otherwise determined by the Managing Member, (i) have delivered to the Company an affidavit of non-foreign status with respect to such Transferor that satisfies the requirements of Section 1445 and Section 1446(f)(2) of the Code or other documentation establishing a valid exemption from withholding pursuant to Section 1445 and Section 1446(f) of the Code or (ii) contemporaneously with the Transfer, properly withhold and remit to the Internal Revenue Service the amount of tax required to be withheld upon the Transfer by Section 1445 and Section 1446(f) of the Code (and provide evidence to the Company of such withholding and remittance promptly thereafter).

Section 9.3Transferee Members. A Transferee of Interests pursuant to this Article IX shall have the right to become a Member only if (a) the requirements of this Article IX are met, (b) such Transferee executes an instrument reasonably satisfactory to the Managing Member agreeing to be bound by the terms and provisions of this Agreement and assuming all of the Transferor’s then existing and future Liabilities arising under or relating to this Agreement, (c) such Transferee represents that the Transfer was made in accordance with all applicable securities Laws, (d) the Transferor or Transferee shall have reimbursed the Company for all reasonable expenses (including attorneys’ fees and expenses) of any Transfer or proposed Transfer of a Member’s Interest, whether or not consummated and (e) if such Transferee or his or her spouse is a resident of a community property jurisdiction, then such Transferee’s spouse shall also execute an instrument reasonably satisfactory to the Managing Member agreeing to be bound by the terms and provisions of this Agreement to the extent of his or her community property or quasi-community property interest, if any, in such Member’s Interest. Unless agreed to in writing by the Managing Member, the admission of a Member shall not result in the release of the Transferor from any Liability that the Transferor may have to each remaining Member or to the Company under this Agreement or any other Contract between the Managing Member, the Company or any of its Subsidiaries, on the one hand, and such Transferor or any of its Affiliates, on the other hand. Written notice of the admission of a Member shall be sent promptly by the Company to each remaining Member.

Section 9.4Legend. Each certificate representing a Unit, if any, will be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.

THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT.

THE TRANSFER AND VOTING OF THESE SECURITIES IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF BEARD ENERGY TRANSITION ACQUISITION HOLDINGS LLC (THE ISSUER OF THESE SECURITIES) AS IT MAY BE AMENDED, SUPPLEMENTED AND/OR RESTATED FROM TIME TO TIME, AND NO TRANSFER OF THESE SECURITIES WILL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE ISSUER OF SUCH SECURITIES.”

ARTICLE X

ACCOUNTING; CERTAIN TAX MATTERS

Section 10.1Books of Account. The Company shall, and shall cause each Subsidiary to, maintain true books and records of account in which full and correct entries shall be made of all its business transactions pursuant to a system of accounting established and administered in accordance with GAAP, and shall set aside on its books all such proper accruals and reserves as shall be required under GAAP.

Section 10.2Tax Elections.

(a)The Company and any eligible Subsidiary (x) shall make an election (or continue a previously made election) pursuant to Section 754 of the Code (and any similar provisions of applicable U.S. state or local law) for each taxable year for which the Company (or such eligible Subsidiary) is permitted to make such election and shall not thereafter revoke such election and (y) shall use commercially reasonable efforts to ensure that any entity in which the Company holds a direct or indirect interest that is treated as a partnership for U.S. federal income tax purposes that does not meet the definition of “Subsidiary” herein will have in effect an election pursuant to Section 754 of the Code (and any similar provisions of U.S. state or local law). In addition, the Company shall make the following elections on the appropriate forms or tax returns, if permitted under the Code or applicable law:

(i)to adopt the calendar year as the Company’s Fiscal Year;

(ii)to adopt the accrual method of accounting for U.S. federal income tax purposes;

(iii)to elect to amortize the organizational expenses of the Company as permitted by Section 709(b) of the Code; and

(iv)except as otherwise provided herein, any other election the Managing Member may in Good Faith deem appropriate and in the best interests of the Company.

(b)Upon request of the Managing Member, each Member shall cooperate in Good Faith with the Company in connection with the Company’s efforts to make any election pursuant to this Section 10.2.

Section 10.3Tax Returns; Information. The Managing Member shall arrange for the preparation and timely filing of all income and other tax and informational returns of the Company. The Managing Member shall furnish to each Member a copy of each approved return and statement, together with any schedules (including Schedule K-1), or other information that a Member may require and reasonably request in connection with such Member’s own tax affairs as soon as practicable after the end of each Fiscal Year. The Members agree to (a) take all actions reasonably requested by the Company or the Company Representative to comply with the Partnership Tax Audit Rules and (b) furnish to the Company (i) all reasonably requested certificates or statements relating to the tax matters of the Company (including without limitation an affidavit of non-foreign status pursuant to Section 1445 and Section 1446(f)(2) of the Code), and (ii) all pertinent information in its possession relating to the Company’s operations that is reasonably necessary to enable the Company’s tax returns to be prepared and timely filed.

Section 10.4Company Representative. The Managing Member is specially authorized and appointed to act as the Company Representative and in any similar capacity under state or local Law and to take any and all actions determined by the Managing Member and permissible under the Partnership Tax Audit Rules. The Company Representative shall designate and authorize a Designated Individual in accordance with Treasury Regulations Section 301.6223-1(b)(3). The Company and the Members shall cooperate fully with each other and shall use reasonable best efforts to cause the Managing Member (or any other Person subsequently designated) to become the Company Representative with respect to any taxable period of the Company with respect to which the statute of limitations has not yet expired, including (as applicable) by filing a certification pursuant to Treasury Regulations Section 301.6231(a)(7)-1(d). The Company Representative is hereby authorized to take such actions and to execute and file all statements and forms on behalf of the Company that are permitted or required by the Partnership Tax Audit Rules (including a “push-out” election under Section 6226 of the Code or any analogous election under state or local tax law) or in connection with any other tax proceeding. The Company Representative may retain, at the Company’s expense, such outside counsel, accountants and other professional consultants as it may reasonably deem necessary in the course of fulfilling its obligations as Company Representative.

Section 10.5Withholding Tax Payments and Obligations.

(a)Withholding Tax Payments. Each of the Company and its Subsidiaries may withhold from distributions, allocations or portions thereof if it is required to do so by any applicable Law, and each Member hereby authorizes the Company and its Subsidiaries to withhold or pay on behalf of or with respect to such Member, any amount of U.S. federal, state or local or non-U.S. taxes that the Managing Member determines, in Good Faith, that the Company or any of its Subsidiaries is required to withhold or pay with respect to any amount distributable or allocable to such Member pursuant to this Agreement.

(b)Other Tax Payments. To the extent that any tax is paid by (or withheld from amounts payable to) the Company or any of its Subsidiaries and the Managing Member

determines, in Good Faith, that such tax (including any Company Level Tax) relates to one or more specific Members, such tax shall be treated as an amount of tax withheld or paid with respect to such Member pursuant to this Section 10.5. Any determinations made by the Managing Member pursuant to this Section 10.5 shall be binding on the Members.

(c)Tax Contribution and Indemnity Obligation. Any amounts withheld or paid with respect to a Member pursuant to Section 10.5(a) or (b) shall be offset against any distributions to which such Member is entitled concurrently with such withholding or payment (a “Tax Offset”); provided that the amount of any distribution subject to a Tax Offset shall be treated as having been distributed to such Member pursuant to Section 6.1 or Section 11.3(c)(iii) at the time such Tax Offset is made. To the extent that (i) there is a payment of Company Level Taxes relating to a Member or (ii) the amount of such Tax Offset exceeds the distributions to which such Member is entitled during the same Fiscal Year as such withholding or payment (“Excess Tax Amount”), the amount of such (i) Company Level Taxes or (ii) Excess Tax Amount, as applicable, shall, upon notification to such Member by the Managing Member, give rise to an obligation of such Member to make a capital contribution to the Company (a “Tax Contribution Obligation”), which Tax Contribution Obligation shall be immediately due and payable. In the event a Member defaults with respect to its obligation under the prior sentence, the Company shall be entitled to offset the amount of a Member’s Tax Contribution Obligation against distributions to which such Member would otherwise be subsequently entitled until the full amount of such Tax Contribution Obligation has been contributed to the Company or has been recovered through offset against distributions, and any such offset shall not reduce such Member’s Capital Account. Any contribution by a Member with respect to a Tax Contribution Obligation shall increase such Member’s Capital Account but shall not reduce the amount (if any) that a Member is otherwise obligated to contribute to the Company. Each Member hereby unconditionally and irrevocably grants to the Company a security interest in such Member’s Units to secure such Member’s obligation to pay the Company any amounts required to be paid pursuant to this Section 10.5. Each Member shall take such actions as the Company may reasonably request in order to perfect or enforce the security interest created hereunder. Each Member hereby agrees to indemnify and hold harmless the Company, the other Members, the Company Representative, the Designated Individual and the Managing Member from and against any liability (including any liability for Company Level Taxes) with respect to income attributable to or distributions or other payments to such Member.

(d)Continued Obligations of Former Members. Any Person who ceases to be a Member shall be deemed to be a Member solely for purposes of this Section 10.5, and the obligations of a Member pursuant to this Section 10.5 shall survive until 60 days after the closing of the applicable statute of limitations on assessment with respect to the taxes withheld or paid by the Company or a Subsidiary that relate to the period during which such Person was actually a Member; provided, however, that if the Managing Member determines in its sole discretion that seeking indemnification for Company Level Taxes from a former Member is not practicable, or that seeking such indemnification has failed, then, in either case, the Managing Member may, in its sole discretion, (A) recover any liability for Company Level Taxes from the Transferee that acquired directly or indirectly the applicable interest in the Company from such former Member (unless such Transferee is a member of the PubCo Holdings Group) or (B) treat such liability for Company Level Taxes as a Company expense.

(e)Managing Member Discretion Regarding Recovery of Taxes. Notwithstanding the foregoing, the Managing Member may choose not to recover an amount of Company Level Taxes or other taxes withheld or paid with respect to a Member under this Section 10.5 to the extent that there are no distributions to which such Member is entitled that may be offset by such amounts, if the Managing Member determines, in its reasonable discretion, that such a decision would be in the best interests of the Members (e.g., where the cost of recovering the amount of taxes withheld or paid with respect to such Member is not justified in light of the amount that may be recovered from such Member).

ARTICLE XI

DISSOLUTION AND TERMINATION

Section 11.1Liquidating Events. The Company shall dissolve and commence winding up and liquidating upon the first to occur of the following (each, a “Liquidating Event”):

(a)The sale of all or substantially all of the assets of the Company;

(b)The failure of PubCo to complete an Initial Business Combination within the period contemplated by Section 9.2(d) of the PubCo Charter; and

(c)The determination of (i) the Managing Member, (ii) if at such time the Members (other than any member of the PubCo Holdings Group) beneficially own, in the aggregate, more than 2.5% of the then-outstanding Units, the holders of at least 66 2/3% of the outstanding Units held by Members other than the PubCo Holdings Group and (iii) to the extent that more than 1% of the then-outstanding Units are Non-Fungible Class B Units, the Members holding such Non-Fungible Class B Units, to dissolve, wind up and liquidate the Company; provided that no such Liquidating Event shall be consummated until at least 5 Business Days after written notice is provided to the Members that such determination has been made in accordance with the foregoing, and, for the avoidance of doubt, any Member, including any Member not consenting to such determination, shall have the right to file a Redemption Notice prior to the consummation of such Liquidating Event.

The Members hereby agree that the Company shall not dissolve prior to the occurrence of a Liquidating Event and that no Member shall seek a dissolution of the Company, under Section 18-802 of the Act or otherwise, other than based on the matters set forth in clauses (a) and (c) above. If it is determined by a court of competent jurisdiction that the Company has dissolved prior to the occurrence of a Liquidating Event, the Members hereby agree to continue the business of the Company without a winding up or liquidation. In the event of a dissolution pursuant to Section 11.1(c), the relative economic rights of each class of Units immediately prior to such dissolution shall be preserved to the greatest extent practicable with respect to distributions made to Members pursuant to Section 11.3 in connection with such dissolution, taking into consideration tax and other legal constraints that may adversely affect one or more parties to such dissolution and subject to compliance with applicable laws and regulations, unless, with respect to any class of Units, holders of a majority of the Units of such class consent in writing to a treatment other than as described above.

Section 11.2Bankruptcy. For purposes of this Agreement, the “bankruptcy” of a Member shall mean the occurrence of any of the following: (a) any Governmental Entity shall take possession of any substantial part of the property of that Member or shall assume control over the affairs or operations thereof, or a receiver or trustee shall be appointed, or a writ, order, attachment or garnishment shall be issued with respect to any substantial part thereof, and such possession, assumption of control, appointment, writ or order shall continue for a period of 90 consecutive days; or (b) a Member shall admit in writing of its inability to pay its debts when due, or make an assignment for the benefit of creditors; or apply for or consent to the appointment of any receiver, trustee or similar officer or for all or any substantial part of its property; or shall institute (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debts, dissolution, liquidation or similar proceeding under the Laws of any jurisdiction; or (c) a receiver, trustee or similar officer shall be appointed for such Member or with respect to all or any substantial part of its property without the application or consent of that Member, and such appointment shall continue undischarged or unstayed for a period of 90 consecutive days or any bankruptcy, insolvency, reorganization, arrangements, readjustment of debt, dissolution, liquidation or similar proceedings shall be instituted (by petition, application or otherwise) against that Member and shall remain undismissed for a period of 90 consecutive days.

Section 11.3Procedure.

(a)In the event of the dissolution of the Company for any reason, the Members shall commence to wind up the affairs of the Company and to liquidate the Company’s investments; provided that if a Member is in bankruptcy or dissolved, another Member, who shall be the Managing Member (“Winding-Up Member”), shall commence to wind up the affairs of the Company and, subject to Section 11.4(a), such Winding-Up Member shall have full right and unlimited discretion to determine in Good Faith the time, manner and terms of any sale or sales of the Property or other assets pursuant to such liquidation, having due regard to the activity and condition of the relevant market and general financial and economic conditions. The Members shall continue to share profits, losses and distributions during the period of liquidation in the same manner and proportion as though the Company had not dissolved. The Company shall engage in no further business except as may be necessary, in the reasonable discretion of the Managing Member or the Winding-Up Member, as applicable, to preserve the value of the Company’s assets during the period of dissolution and liquidation.

(b)In the event that holders of Class A Shares are entitled to have their Class A Shares redeemed by PubCo in exchange for any amounts in the Trust Account in accordance with Section 9.2 or Section 9.7 of the PubCo Charter, the Company shall use funds available pursuant to the Trust Agreement in order to distribute to in liquidation or redeem an equivalent number of Class A Units from PubCo prior to such redemption of any Class A Shares; provided, further, funds from the Trust Account may only be used to redeem Class A Units constituting Sponsor Shares in connection with a liquidation of PubCo in accordance with the PubCo Charter.

(c)Following the payment of all expenses of liquidation and the allocation of all Profits and Losses as provided in Article V, the proceeds of the liquidation and any other funds of the Company shall be distributed in the following order of priority:

(i)First, to the payment and discharge of all of the Company’s debts and Liabilities to creditors (whether third parties or Members), in the order of priority as provided by Law, except any obligations to the Members in respect of their Capital Accounts;

(ii)Second, to set up such cash reserves that the Managing Member reasonably deems necessary for contingent or unforeseen Liabilities or future payments described in Section 11.3(c)(i) (which reserves when they become unnecessary shall be distributed in accordance with the provisions of clause (iii) below); and

(iii)Third, the balance to the Members, as follows:

(A)prior to the Equalization Date, in accordance with their respective positive Capital Account balances, as determined after making all adjustments thereto in accordance with Section 5.1 and Section 5.2 resulting from the Company’s operations and from all sales or dispositions of all or any part of the Company’s assets; or

(B)after the Equalization Date, pro rata in accordance with the number of Units owned by each Member.

(d)No Member shall have any right to demand or receive property other than cash upon dissolution and termination of the Company.

(e)Upon the completion of the liquidation of the Company and the distribution of all Company funds, the Company shall terminate and the Managing Member or the Winding-Up Member, as the case may be, shall have the authority to execute and record a certificate of cancellation of the Company, as well as any and all other documents required to effectuate the dissolution and termination of the Company.

Section 11.4Rights of Members.

(a)Each Member irrevocably waives any right that it may have to maintain an action for partition with respect to the property of the Company.

(b)Except as otherwise provided in this Agreement, (i) each Member shall look solely to the assets of the Company for the return of its Capital Contributions and (ii) no Member shall have priority over any other Member as to the return of its Capital Contributions, distributions or allocations.

Section 11.5Notices of Dissolution. In the event a Liquidating Event occurs or an event occurs that would, but for the provisions of Section 11.1, result in a dissolution of the Company, the Company shall, within 30 days thereafter, (a) provide written notice thereof to each of the Members and to all other parties with whom the Company regularly conducts business (as determined in the discretion of the Managing Member), and (b) comply, in a timely manner, with all filing and notice requirements under the Act or any other applicable Law.

Section 11.6Reasonable Time for Winding Up. A reasonable time shall be allowed for the orderly winding up of the business and affairs of the Company and the liquidation of its assets in order to minimize any losses that might otherwise result from such winding up.

Section 11.7No Deficit Restoration. No Member shall be personally liable for a deficit Capital Account balance of that Member, it being expressly understood that the distribution of liquidation proceeds shall be made solely from existing Company assets.

ARTICLE XII

GENERAL

Section 12.1Amendments; Waivers.

(a)The terms and provisions of this Agreement may be waived, modified or amended (including by means of merger, consolidation or other business combination to which the Company is a party) with the approval of (y) the Managing Member and (z) if at such time the Members (other than the PubCo Holdings Group) beneficially own, in the aggregate, more than 2.5% of the then-outstanding Units, the holders of at least 66 2/3% of the outstanding Units held by Members other than the PubCo Holdings Group; provided that no waiver, modification or amendment shall be effective until at least 5 Business Days after written notice is provided to the Members that the requisite consent has been obtained for such waiver, modification or amendment, and, for the avoidance of doubt, any Member, including any Member not providing written consent, shall have the right to file a Redemption Notice prior to the effectiveness of such waiver, modification or amendment; provided, further, that no amendment to this Agreement may:

(i)modify the limited liability of any Member, or increase the liabilities or obligations of any Member, in each case, without the consent of each such affected Member;

(ii)materially alter or change any rights, preferences or privileges of any Interests in a manner that is different or prejudicial (or would have a different or prejudicial effect) relative to any other Interests, without the approval of a majority in interest of the Members holding the Interests affected in such a different or prejudicial manner;

(iii)materially alter or change any rights, preferences or privileges of either the Class A Units or the Class B Units in a manner that is different or prejudicial (or that would have a different or prejudicial effect) relative to the other class of Units, without the approval of the Members holding such class of Units that are affected in a different or prejudicial manner;

(iv)alter or change any rights, preferences or privileges of any Member that are expressly for the benefit of such Member, without the approval of such member; or

(v)modify the requirement that a majority of the directors of PubCo who are independent within the meaning of the rules of the New York Stock Exchange (or such other principal United States securities exchange on which the Class A Shares are listed) and Rule 10A-3 of the Securities Act and do not hold any Class A Units that are subject to the applicable Redemption must approve a Cash Election pursuant to Section 4.7(e)(ii) without the approval of a majority of the directors of PubCo who are independent within the meaning of the rules of the New York Stock Exchange (or such other principal United States securities exchange on which the Class A Shares are listed) and Rule 10A-3 of the Securities Act.

(b)Notwithstanding the foregoing clause (a), the Managing Member, acting alone, may amend this Agreement, including Exhibit B, (i) to reflect the admission of new Members, as provided by the terms of this Agreement, (ii) to the minimum extent necessary to comply with or administer in an equitable manner the Partnership Tax Audit Rules in any manner determined by the Managing Member, and (iii) as necessary to avoid the Company being classified as a “publicly traded partnership” within the meaning of Section 7704(b) of the Code.

(c)No waiver of any provision or default under, nor consent to any exception to, the terms of this Agreement or any agreement contemplated hereby shall be effective unless in writing and signed by the party to be bound and then only to the specific purpose, extent and instance so provided.

Section 12.2Further Assurances. Each party agrees that it will from time to time, upon the reasonable request of another party, execute such documents and instruments and take such further action as may be required to accomplish the purposes of this Agreement.

Section 12.3Successors and Assigns. All of the terms and provisions of this Agreement shall be binding upon the parties and their respective successors and assigns, but shall inure to the benefit of and be enforceable by the successors and assigns of any Member only to the extent that they are permitted successors and assigns pursuant to the terms hereof. No party may assign its rights hereunder except as herein expressly permitted.

Section 12.4Certain Representations by Members. Each Member, by executing this Agreement and becoming a Member, whether by making a Capital Contribution, by admission in connection with a permitted Transfer or otherwise, represents and warrants to the Company and the Managing Member, as of the date of its admission as a Member, that such Member (or, if such Member is disregarded for U.S. federal income tax purposes, such Member’s regarded owner for such purposes) is either: (i) not a partnership, grantor trust or Subchapter S corporation for U.S. federal income tax purposes (e.g., an individual or Subchapter C corporation), or (ii) is a partnership, grantor trust or Subchapter S corporation for U.S. federal income tax purposes, but (A) permitting the Company to satisfy the 100-partner limitation set forth in Treasury Regulations Section 1.7704-1(h)(1)(ii) is not a principal purpose of any beneficial owner of such Member in investing in the Company through such Member, (B) such Member was formed for business purposes prior to or in connection with the investment by such Member in the Company or for estate planning purposes, and (C) no beneficial owner of such Member has a redemption or similar right with respect to such Member that is intended to correlate to such Member’s right to Redemption pursuant to Section 4.7.

Section 12.5Entire Agreement. This Agreement, together with all Exhibits and Schedules hereto and all other agreements referenced therein and herein, constitute the entire agreement between the parties hereto pertaining to the subject matter hereof and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as specifically set forth herein and therein.

Section 12.6Rights of Members Independent. The rights available to the Members under this Agreement and at Law shall be deemed to be several and not dependent on each other and each such right accordingly shall be construed as complete in itself and not by reference to any other such right. Any one or more and/or any combination of such rights may be exercised by a Member and/or the Company from time to time and no such exercise shall exhaust the rights or preclude another Member from exercising any one or more of such rights or combination thereof from time to time thereafter or simultaneously.

Section 12.7Governing Law. This Agreement, the legal relations between the parties and any Action, whether contractual or non-contractual, instituted by any party with respect to matters arising under or growing out of or in connection with or in respect of this Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware applicable to contracts made and performed in such state and without regard to conflicts of law doctrines.

Section 12.8Jurisdiction and Venue. The parties hereto hereby agree and consent to be subject to the jurisdiction of any federal court of the District of Delaware or the Delaware Court of Chancery over any action, suit or proceeding (a “Legal Action”) arising out of or in connection with this Agreement. The parties hereto irrevocably waive the defense of an inconvenient forum to the maintenance of any such Legal Action. Each of the parties hereto further irrevocably consents to the service of process out of any of the aforementioned courts in any such Legal Action by the mailing of copies thereof by registered mail, postage prepaid, to such party at its address set forth in this Agreement, such service of process to be effective upon acknowledgment of receipt of such registered mail. Nothing in this Section 12.8 shall affect the right of any party hereto to serve legal process in any other manner permitted by law.

Section 12.9Headings. The descriptive headings of the Articles, Sections and subsections of this Agreement are for convenience only and do not constitute a part of this Agreement.

Section 12.10Counterparts. This Agreement and any amendment hereto or any other agreement (or document) delivered pursuant hereto may be executed in one or more counterparts and by different parties in separate counterparts any may delivered by email or other electronic means. All of such counterparts shall constitute one and the same agreement (or other document) and shall become effective (unless otherwise provided therein) when one or more counterparts have been signed by each party and delivered to the other party.

Section 12.11Notices. Any notice or other communication hereunder must be given in writing and (a) delivered in person, (b) transmitted by facsimile, by telecommunications mechanism or electronically or (c) mailed by certified or registered mail, postage prepaid, receipt requested as follows:

If to the Company or the Managing Member, addressed to it at:

Beard Energy Transition Acquisition Holdings LLC
595 Madison Avenue, 29th Floor
New York, NY 10022
Attention: Gregory A. Beard
Email:

With copies (which shall not constitute notice) to:

Vinson & Elkins L.L.P.
1001 Fannin Street, Suite 2500
Houston, TX 77002
Attention: Ramey Layne
Email:

or to such other address or to such other Person as either party shall have last designated by such notice to the other parties. Each such notice or other communication shall be effective (i) if given by telecommunication or electronically, when transmitted to the applicable number or email address so specified in (or pursuant to) this Section 12.11 and an appropriate answerback is received or, if transmitted after 4:00 p.m. local time on a Business Day in the jurisdiction to which such notice is sent or at any time on a day that is not a Business Day in the jurisdiction to which such notice is sent, then on the immediately following Business Day, (ii) if given by mail, on the first Business Day in the jurisdiction to which such notice is sent following the date three days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, on the Business Day when actually received at such address or, if not received on a Business Day, on the Business Day immediately following such actual receipt.

Section 12.12Representation By Counsel; Interpretation. The parties acknowledge that each party to this Agreement has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of Law, or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived.

Section 12.13Severability. If any provision of this Agreement is determined to be invalid, illegal or unenforceable by any Governmental Entity, the remaining provisions of this Agreement, to the extent permitted by Law shall remain in full force and effect, provided that the essential terms and conditions of this Agreement for all parties remain valid, binding and enforceable.

Section 12.14Expenses. Except as otherwise provided in this Agreement, each party shall bear its own expenses in connection with the transactions contemplated by this Agreement.

Section 12.15Waiver of Jury Trial. EACH OF THE COMPANY, THE MEMBERS, THE MANAGING MEMBER AND ANY INDEMNITEES SEEKING REMEDIES HEREUNDER HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION BASED ON, OR ARISING OUT OF, UNDER OR IN

CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE.

Section 12.16No Third Party Beneficiaries. Except as expressly provided in Section 7.4, nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto and their respective successors and permitted assigns, any rights or remedies under this Agreement or otherwise create any third party beneficiary hereto.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the parties hereto has caused this Second Amended and Restated Limited Liability Company Agreement to be executed as of the day and year first above written.

COMPANY:

BEARD ENERGY TRANSITION ACQUISITION HOLDINGS LLC

By:	/s/ Gregory A. Beard
Name:	Gregory A. Beard
Title:	Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer & Secretary

Signature Page to
Second Amended and Restated Limited Liability Company Agreement of
Beard Energy Transition Acquisition Holdings LLC

MANAGING MEMBER:

BEARD ENERGY TRANSITION ACQUISITION CORP.

By:	/s/ Gregory A. Beard
Name:	Gregory A. Beard
Title:	Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer & Secretary

Signature Page to
Second Amended and Restated Limited Liability Company Agreement of
Beard Energy Transition Acquisition Holdings LLC

PUBCO:

BEARD ENERGY TRANSITION ACQUISITION CORP.

By:	/s/ Gregory A. Beard
Name:	Gregory A. Beard
Title:	Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer & Secretary

Signature Page to
Second Amended and Restated Limited Liability Company Agreement of
Beard Energy Transition Acquisition Holdings LLC

MEMBER:

/s/ Gregory A. Beard
Gregory A. Beard

BEARD ENERGY TRANSITION ACQUISITION SPONSOR LLC

By:	/s/ Gregory A. Beard
Name:	Gregory A. Beard
Title:	Chief Executive Officer, Chief Financial Officer, Chief Accounting & Secretary

Signature Page to
Second Amended and Restated Limited Liability Company Agreement of
Beard Energy Transition Acquisition Holdings LLC

Exhibit A

Name	Class A Units Held	Class B Units Held	Company Warrants Held
Beard Energy Transition Acquisition Sponsor LLC	—	5,750,000	—
Gregory A. Beard	1,250	—	—
Beard Energy Transition Acquisition Corp.	20,001,250	—	21,025,000

Exhibit A to
Second Amended and Restated Limited Liability Company Agreement of
Beard Energy Transition Acquisition Holdings LLC

Exhibit B

Members:

Beard Energy Transition Acquisition Sponsor LLC

Gregory A. Beard

Beard Energy Transition Acquisition Corp.

Exhibit B to
Second Amended and Restated Limited Liability Company Agreement of
Beard Energy Transition Acquisition Holdings LLC